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Exhibit 2.1

JONES DAY	MORRISON & FOERSTER LLP
Bruce Bennett	Brett H. Miller
Bennett L. Spiegel	Melissa A. Hager
Lori Sinanyan	Craig A. Damast
555 South Flower Street, Fiftieth Floor	1290 Avenue of the Americas
Los Angeles, CA 90071	New York, New York 10104
Tel: (213) 243-2533	Tel: (212) 468-8000
Fax: (213) 243-2539	Fax: (212) 468-7900

Counsel for the Creditor Co-Proponents	Counsel for the Chapter 11 Trustee, Co- Proponent

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
:
In re	:	Chapter 11
:
MF GLOBAL HOLDINGS LTD., et al.,	:	Case No. 11-15059 (MG)
:
	:	(Jointly Administered)
Debtors.[1]	:
x

NOTICE OF FILING OF AMENDED AND RESTATED PLAN

PLEASE TAKE NOTICE that, on April 1, 2013, the Plan Proponents2 filed with the Bankruptcy Court the Amended and Restated Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code for MF Global Holdings Ltd., MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc. (the “Plan”), attached hereto as Exhibit A.3

On February 20, 2013, the Plan Proponents filed (1) an earlier version of the Plan (the “Original Plan”) [Docket No. 1111-3] and, (2) a corresponding disclosure statement (the

[1]	The debtors in these chapter 11 cases are MF Global Holdings Ltd.; MF Global Finance USA Inc.; MF Global Capital LLC; MF Global Market Services LLC; MF Global FX Clear LLC; and MF Global Holdings USA Inc. (collectively, the “Debtors”).
[2]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
[3]	Exhibits to the Plan, identified on the “Table of Exhibits” that follows the Plan’s Table of Contents, have not been filed at this time. The Plan Proponents will file all such exhibits prior to the April 5, 2013 confirmation hearing.

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“Original Disclosure Statement”) [Docket No. 1111-1].4 On March 8, 2013, the Plan Proponents filed the Plan Proponents’ Motion to (I) Approve the Disclosure Statement Supplement, (II) Approve Expedited Solicitation Procedures with Respect to the Disclosure Statement Supplement and Plan Adjustment, and (III) Grant Related Relief (the “Supplement Motion”) [Docket No. 1182]. Through the Supplement Motion, the Plan Proponents (1) amended the Original Plan through a “Plan Adjustment”5 and (2) sought approval of amendments to the Original Disclosure Statement set forth in a “Disclosure Statement Supplement” (the Original Disclosure Statement, as amended by the Disclosure Statement Supplement, the “Disclosure Statement”).6 The Court granted the Supplement Motion on March 13, 2013. [Docket No. 1193].

The Plan incorporates the Original Plan as amended by the Plan Adjustment. In addition, the Plan incorporates the following nonmaterial amendments:

•	The date of the Plan is changed from February 20, 2013 to April 1, 2013.

•	Pointstate Capital is no longer a signatory to the Plan because it is no longer a Creditor Co-Proponent.

•

Section III.C of the Plan, which incorporates by reference section IV.A of the Disclosure Statement, is modified to account for a typographical error in the Disclosure Statement Supplement. Paragraph 2 of the Disclosure Statement Supplement amended section IV.A of the Original Disclosure Statement. In paragraph 2, the Plan Proponents referred to “Holdings Ltd.’s $1,887,003,995 Intercompany Claim against Finance USA.” The amount of Holdings Ltd.’s Intercompany Claim against Finance USA is actually $1,886,930,980. See Disclosure Statement § IV.A (third table showing reconciliation of accounts receivable and accounts payable between Holdings. Ltd. and Finance USA). The number provided in the Disclosure Statement Supplement was a typographical error. Section III.C of the Plan has been amended to correct this typographical error.

[4]	The Plan Proponents have also attached hereto as Exhibit B a redline showing changes to the Original Plan that are incorporated in the Plan. Only those pages that include changes have been attached.
[5]	The Plan Adjustment is attached as Schedule 2 to the Court’s order granting the Supplement Motion. [Docket No. 1193].
[6]	The Disclosure Statement Supplement is attached as Schedule 1 to the Court’s order granting the Supplement Motion. [Docket No. 1193].

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The Court has authorized the Plan Proponents to make non-material changes to the Plan, which include “amendments to correct typographical, clerical and grammatical errors, and to make conforming amendments among the Disclosure Statement, the Plan and related documents.” See Docket No. 1101 ¶ 3 (February 19, 2013) (order approving original disclosure statement). The changes set forth above constitute non-material changes that do not require resolicitation of the Plan.

Dated: April 1, 2013

/s/ Bruce Bennett	/s/ Brett H. Miller
JONES DAY	MORRISON & FOERSTER LLP
Bruce Bennett	Brett H. Miller
Bennett L. Spiegel	Melissa A. Hager
Lori Sinanyan	Craig A. Damast
555 South Flower Street, Fiftieth Floor	1290 Avenue of the Americas
Los Angeles, CA 90071	New York, New York 10104
Tel: (213) 243-2533	Tel: (212) 468-8000
Fax: (213) 243-2539	Fax: (212) 468-7900

Counsel for the Creditor Co-Proponents	Counsel for the Chapter 11 Trustee, Co- Proponent

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EXHIBIT A

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
:
In re	:	Chapter 11
:
MF GLOBAL HOLDINGS LTD., et al.,	:	Case No. 11-15059 (MG)
:
Debtors.	:	(Jointly Administered)
:
:
x

AMENDED AND RESTATED JOINT PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE FOR MF GLOBAL HOLDINGS LTD., MF GLOBAL FINANCE USA INC., MF GLOBAL CAPITAL LLC, MF GLOBAL FX CLEAR LLC, MF GLOBAL MARKET SERVICES LLC, AND MF GLOBAL HOLDINGS USA INC.

This Plan has not been confirmed by the Bankruptcy Court and it does not create binding obligations upon any party or entity until this Plan is confirmed by an order of the Bankruptcy Court and each of the conditions to its effectiveness is satisfied or waived. This Plan is not an offer to purchase or sell any securities. Acceptances or rejections with respect to this Plan are being solicited as the disclosure statement has been approved by the Bankruptcy Court [Docket No. 1101]. YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

Dated: April 1, 2013

JONES DAY	MORRISON & FOERSTER LLP
Bruce Bennett	Brett H. Miller
Bennett L. Spiegel	Melissa A. Hager
Lori Sinanyan	Craig A. Damast
555 South Flower Street, Fiftieth Floor	John A. Pintarelli
Los Angeles, CA 90071	William M. Hildbold
Tel: (213) 243-2533	1290 Avenue of the Americas
Fax: (213) 243-2539	New York, New York 10104
Tel: (212) 468-8000
Counsel for the Creditor Co-Proponents	Fax: (212) 468-7900

Counsel for the Chapter 11 Trustee, Co- Proponent

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Table of Contents

I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW			1
	A.	Defined Terms		1
	B.	Rules of Interpretation and Computation of Time		16
		1.	Rules of Interpretation	16
		2.	Computation of Time	16
		3.	Governing Law	16
II.	CLASSIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS			17
	A.	Payment of Administrative Claims		17
		1.	Administrative Claims in General	17
		2.	Professional Fee Claims	17
		3.	Creditor Co-Proponents Fee/Expense Claims	18
		4.	Indenture Trustee Fee/Expense Claims	19
		5.	Statutory Fees	20
		6.	Bar Dates for Administrative Claims	20
	B.	Payment of Priority Tax Claims		21
III.	CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS			22
	A.	Summary of Classification and Treatment of Classified Claims and Interests		22
		1.	General	22
		2.	Identification of Classes of Claims Against and Interests in Holdings Ltd. (Debtor A)	22
		3.	Identification of Classes of Claims Against and Interests in Finance USA (Debtor B)	23
		4.	Identification of Classes of Claims Against and Interests in MFG Capital (Debtor C)	23
		5.	Identification of Classes of Claims Against and Interests in FX Clear (Debtor D)	24
		6.	Identification of Classes of Claims Against and Interests in MFG Market Services (Debtor E)	24
		7.	Identification of Classes of Claims Against and Interests in MFG Holdings USA (Debtor F)	24
		8.	Non-Consolidation of the Debtors	25
		9.	Severability of Joint Plans	25
	B.	Treatment of Claims Against and Interests in the Debtors		25
		1.	Priority Non-Tax Claims (Classes 1A through 1F)	25
		2.	Secured Claims (Class 2A, 2B, 2C, 2D, 2E and 2F)	25
		3.	JPMorgan Secured Setoff Claim Against Holdings Ltd. (Class 3A)	26
		4.	JPMorgan Secured Setoff Claim Against Finance USA (Class 3B)	26

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		5.	Convenience Claims (Class 4A, 4B and 4F)	27
		6.	Liquidity Facility Unsecured Claims Against Holdings Ltd. (Class 5A)	27
		7.	Liquidity Facility Unsecured Claims Against Finance USA (Class 5B)	28
		8.	General Unsecured Claims Against Holdings Ltd. (Class 6A)	29
		9.	General Unsecured Claims Against Debtors Other than Holdings Ltd. (Classes 6B through 6F)	29
		10.	Subordinated Claims (Class 7A through 7F)	30
		11.	Preferred Interests in Holdings Ltd. (Class 8A)	31
		12.	Common Interests in Holdings Ltd. (Class 9A)	31
		13.	Common Interests in Debtors Other than Holdings Ltd. (Class 9B through 9F)	32
	C.	Treatment of Intercompany Claims		32
	D.	Distributions on Account of Allowed Claims and Interests		33
IV.	MEANS FOR IMPLEMENTATION OF THIS PLAN			33
	A.	Plan Funding		33
	B.	Exit Facility		34
	C.	Plan Administrator		34
	D.	Plan Trust		36
	E.	Pre-Effective Date Employees or Independent Contractors		36
	F.	Implementation of Interco Settlement		37
	G.	Preservation of Causes of Action		37
	H.	Investment of Available Cash		37
	I.	Allocation of Professional Fee Reserve Amount, Creditor Co-Proponent Fee Reserve Amount, Indenture Trustee Fee Reserve Amount, and Plan Administration Expenses Reserve Amount		37
	J.	Reservation of Rights to Reclassify Certain Claims and Interests		38
	K.	Means of Cash Payments		38
V.	CORPORATE GOVERNANCE			38
	A.	Corporate Form		38
	B.	The Holdings Ltd. Board of Directors		38
		1.	Composition of the Director Selection Committee	38
		2.	Composition and Selection of the Holdings Ltd. Board of Directors	39
		3.	Powers of the Holdings Ltd. Board of Directors	39
		4.	Term of the Holdings Ltd. Board of Directors	40
	C.	Subsidiary Debtor Post-Effective Date Management		40
	D.	Corporate Existence		40
		1.	Maintaining Debtors in Good Standing	40
		2.	Sales of Assets and Wind-Down	40
		3.	Dissolving Debtors or Non-debtor U.S. Subsidiaries	40

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		4.	Effectuating Dissolution	41
		5.	Closing of Chapter 11 Cases	41
	E.	Certificate of Incorporation, By-Laws, Articles of Organization		41
VI.	PROVISIONS REGARDING DISTRIBUTIONS UNDER THIS PLAN			41
	A.	Distributions of Available Cash		41
	B.	Selection of Distribution Dates for Allowed Claims		42
	C.	Limitations on Amounts to Be Distributed to Holders of Allowed Claims Otherwise Insured		42
	D.	Distributions on Account of Secondary Liability Claims		43
	E.	Disputed Claims Reserve		43
	F.	Distributions Free and Clear		44
	G.	Setoffs		44
	H.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		45
		1.	Delivery of Distributions	45
		2.	De Minimis Distributions	45
		3.	Undeliverable or Unclaimed Distributions Held by the Disbursing Agent	46
		4.	Time Bar to Cash Payment Rights	46
	I.	Other Provisions Applicable to Distributions in All Classes		46
		1.	Post-petition Interest	46
		2.	Compliance with Tax Requirements	47
		3.	Allocation of Distributions	47
	J.	Claims Register		47
	K.	Exemption from Certain Taxes and Fees		48
	L.	Exemption from Securities Laws		48
VII.	PROCEDURES FOR RESOLVING DISPUTED CLAIMS			49
	A.	Treatment of Disputed Claims		49
	B.	Objections to Claims		49
		1.	Authority to Prosecute, Settle and Compromise	49
		2.	Application of Bankruptcy Rules	49
		3.	Expungement or Adjustment of Claims Without Objection	49
		4.	Deadline to File Objections to Claims	50
		5.	Claims Estimation	50
VIII.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			51
	A.	Rejection of Executory Contracts and Unexpired Leases		51
		1.	Rejection	51
		2.	Approval of Rejection of Executory Contracts and Unexpired Leases	51
		3.	Bar Date for Rejection Damages	51

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	B.	Contracts and Leases Entered Into After the Applicable Petition Date		51
	C.	Insurance Policies		52
	D.	Pre-existing Obligations to the Debtors Under Executory Contracts and Unexpired Leases		52
	E.	Payments Related to the Assumption of Executory Contracts and Unexpired Leases		52
		1.	Assumption Generally	52
		2.	Approval of Assumptions and Procedures	53
IX.	LIQUIDATING TRUST			54
	A.	Execution of Liquidating Trust Agreement		54
	B.	Purpose of the Liquidating Trust		54
	C.	Liquidating Trust Assets		54
	D.	Administration of the Liquidating Trust		55
	E.	Liquidating Trustee’s Tax Power for Debtors		55
	F.	Investments of Available Cash		55
	G.	Distribution of Available Cash on Account of Liquidating Trust Interests		55
	H.	Federal Income Tax Treatment of Liquidating Trust		55
	I.	Tax Reporting		56
	J.	Dissolution of a Liquidating Trust		57
X.	ACCEPTANCE, CONFIRMATION, VOTING, AND EFFECTIVE DATE OF THIS PLAN			58
	A.	Acceptance of this Plan		58
	B.	Confirmation		58
		1.	Confirmation Hearing	58
		2.	Confirmation Without Acceptance by All Impaired Classes	58
	C.	Voting		60
		1.	Voting of Claims and Interests	60
		2.	Elimination of Vacant Classes	60
		3.	Presumed Acceptance by Non-Voting Classes	60
		4.	Controversy Concerning Impairment	60
		5.	Special Provision Governing Unimpaired Claims	60
	D.	Effective Date of this Plan		61
		1.	Conditions to the Effective Date	61
		2.	Waiver of Conditions to the Effective Date	62
		3.	Effect of Nonoccurrence of Conditions to the Effective Date	62
		4.	Request for Waiver of Stay of Confirmation Order	62
XI.	EFFECTS OF CONFIRMATION			62
	A.	Vesting of Assets		62
	B.	Binding Effect		63
	C.	Resolution of Intercompany Claims		63

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	D.	Injunction	63
XII.	RETENTION OF JURISDICTION		64
XIII.	MISCELLANEOUS PROVISIONS		66
	A.	Modification of this Plan	66
	B.	Plan Supplement and Additional Documents	66
	C.	Revocation of this Plan	66
	D.	Severability of Plan Provisions	67
	E.	Post-Effective Date Reporting	67
	F.	Preservation of Documents	68
	G.	Issuance of New Securities	68
	H.	Dissolution of the Committee	68
	I.	Successors and Assigns	68
	J.	Service of Documents	69
	K.	Plan Controls	69

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TABLE OF EXHIBITS[1]

Exhibit I.A.40	Identification of Director Selection Committee Members

Exhibit I.A.57	Exit Facility Agreement

Exhibit I.A.104	List of Non-debtor Foreign Subsidiaries

Exhibit I.A.105	List of Non-debtor U.S. Subsidiaries

Exhibit I.A.117	Plan Trust Agreement

Exhibit IV.G	Nonexclusive List of Retained Causes of Action

Exhibit IV.I	Allocation Methodology and Percentages

Exhibit VIII.E.1	Prepetition Executory Contracts and Unexpired Leases to be Assumed

[1]	To the extent not Filed concurrently herewith, such documents are to be Filed no later than 10 days before the Voting Deadline. The Plan, the Disclosure Statement, and all Exhibits will be made available on the Document Website once they are Filed. Electronic copies of all exhibits to the Plan also may be obtained, free of charge, from Jones Day by email (mfglobalbk@jonesday.com) or by calling 213-243-2533. The Plan Proponents reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed and shall promptly make such changes available on the Document Website.

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INTRODUCTION

The Creditor Co-Proponents and the Chapter 11 Trustee (collectively, the “Plan Proponents”) hereby respectfully propose the following amended and restated joint plan of liquidation pursuant to chapter 11 of the Bankruptcy Code for the resolution of outstanding Claims against and Interests in the Debtors. A discussion of the Debtors’ background, organizational structure, business operations, capital structure, and events leading to the commencement of the Chapter 11 Cases, as well as a summary and description of this Plan and certain related matters, is set forth in the Disclosure Statement. There also are other agreements and documents, which shall be Filed with the Bankruptcy Court, that are referenced in this Plan or the Disclosure Statement and that shall be available for review. The Plan Proponents are the proponents of this Plan under § 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING. NO MATERIALS OTHER THAN THE DISCLOSURE STATEMENT AND THE SCHEDULES AND EXHIBITS ATTACHED THERETO, IN THE FORM APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

A. Defined Terms

As used in this Plan, capitalized terms have the meanings set forth in this Article I. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as each such term is defined below), shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1. “Administrative Claim” means a Claim against a Debtor or its Estate arising on or after the applicable Petition Date and prior to the Effective Date (except as set forth in clauses (c) and (d) herein) for a cost or expense of administration in the Chapter 11 Cases that is entitled to priority or superpriority under §§ 364(c)(1), 365, 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the applicable Petition Date and through the Effective Date of preserving the Estates and liquidating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under §§ 330(a) or 331 of the Bankruptcy Code, including Professional Fee Claims; (c) Creditor Co-Proponents Fee/Expense Claims; (d) Indenture Trustee Fee/Expense Claims; (e) any Allowed Claims for reclamation under § 546(c)(1) of the Bankruptcy Code that are not determined to be invalid or without value by a Final Order; (f) Claims, pursuant to § 503(b)(9) of the Bankruptcy Code, for the value of

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goods received by the Debtors in the twenty (20) days immediately prior to the applicable Petition Date and sold to the Debtors in the ordinary course of the Debtors’ businesses; (g) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. §§ 1911, 1930, including but not limited to U.S. Trustee Fees; and (h) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to §§ 503(b)(3), (4), and (5) of the Bankruptcy Code.

2. “Administrative Claims Bar Date” means the date established by Final Order of the Bankruptcy Court by which requests for payment of Administrative Claims must be Filed, subject to any exceptions specifically set forth in this Plan or a Final Order.

3. “Affiliate” shall have the meaning set forth in § 101(2) of the Bankruptcy Code.

4. “Allowed Claim(s)” means: (a) any Claim, proof of which is timely Filed by the applicable Bar Date (or for which Claim under express terms of this Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a Proof of Claim is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed; or (c) any Claim Allowed pursuant to this Plan or a Final Order of the Bankruptcy Court; provided, that with respect to any Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim shall have been Allowed by a Final Order. Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Plan Proponents and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to § 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor. “Allow” and “Allowing” shall have correlative meanings.

5. “Allowed Interest” means, with reference to any Interest: (a) an Interest registered in the stock register, membership interest register or any similar register or schedule maintained by or on behalf of a Debtor as of the Distribution Record Date and (b) any Interest expressly deemed allowed by this Plan.

6. “Allowed … Claim” or “Allowed … Interest” means an Allowed Claim or Allowed Interest, as the case may be, in the particular Class or category specified.

7. “Available Cash” means all Cash held by or for the benefit of each Debtor on the Effective Date plus all Cash realized by each Debtor after the Effective Date from the sale, collection or other disposition of Property of the Estate plus, if applicable, any Cash held by or realized from the sale, collection or other disposition of Property of the Estate transferred to a Liquidating Trust pursuant to a Liquidating Trust Agreement, but excluding the amount of Cash for each Debtor (i) necessary to pay Holders of Allowed Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims, the Secured Claims, the JPMorgan Secured Setoff Claim and

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Convenience Claims in accordance with this Plan, (ii) necessary to pay the amounts borrowed under the Exit Facility, and (iii) estimated and reserved by the Plan Administrator to (A) pay all fees payable under § 1930 of chapter 123 of Title 28 of the United States Code, (B) fund and maintain the Professional Fee Reserve Amount, the Plan Administration Expenses Reserve Amount, the Creditor Co-Proponents Fee Reserve Amount, the Indenture Trustee Fee Reserve Amount, and the Disputed Claims Reserve Amount; and (C) fund and maintain any other post-petition reserve requirements in connection with any agreements or otherwise. Available Cash shall include (i) the difference between the amount reserved on account of a Disputed Claim and the amount actually distributed on account of such Disputed Claim in accordance with Section VI.E of this Plan, (ii) amounts represented by undeliverable Distributions in accordance with Section VI.H.3 of this Plan, (iii) amounts attributable to voided checks in accordance with Section VI.H.4 of this Plan, or (iv) amounts attributable to non-compliance with tax requirements in accordance with Section VI.I.2 of this Plan.

8. “Ballot” means the ballot upon which Holders of Impaired Claims or Interests entitled to vote shall cast their vote to accept or reject the Plan.

9. “Balloting Agent” means GCG, Inc., the Bankruptcy Court-appointed balloting agent for the Chapter 11 Trustee.

10. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.

11. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to § 151 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

12. “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, promulgated under § 2075 of Title 28 of the United States Code, 28 U.S.C. §§ 1-4001, and the general, local and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended, as applicable to these Chapter 11 Cases.

13. “Bar Date” means the bar date by which a Proof of Claim must be or must have been Filed, as established by (a) the Bar Date Order or (b) a Final Order of the Bankruptcy Court.

14. “Bar Date Order” means the Bankruptcy Court’s Order (I) Establishing Deadline for Filing Proofs of Claim and (II) Approving the Form and Manner of Notice Thereof, which was entered by the Bankruptcy Court on June 28, 2012 at Docket No. 740 in the Chapter 11 Cases.

15. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

16. “Cash” means legal tender of the United States of America and equivalents thereof.

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17. “Cash Collateral Order” means the Final Order Under 11 U.S.C. §§ 105, 361, 362, 363(c), 363(e) and 364 and Bankruptcy Rules 2002, 4001, 6003, 6004 and 9014 (I) Authorizing The Debtors To Use Cash Collateral, and (II) Granting Adequate Protection, dated December 14, 2011 [Docket No. 275].

18. “Causes of Action” means, without limitation, any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, judgments, claims, and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Effective Date, including without limitation: (a) claims and causes of action under §§ 502(d), 510, 542-545, and 547-553 of the Bankruptcy Code, (b) any other avoidance or similar claims or actions under the Bankruptcy Code or under similar or related state or federal statutes or common law, and the proceeds thereof, whether received by judgment, settlement or otherwise, (c) any claims arising out of the Debtors’ entitlement to distributions from MFGI on account of the Held Open Chapter 11 Claims as defined in the MFGI-Debtors Letter Agreement, (d) any claims against or entitlements to distributions from any Debtor, any Non-debtor U.S. Subsidiary or any Non-debtor Foreign Subsidiary, (e) any claims against any of the Debtors’ former officers, directors or employees, and (f) any other litigation claims.

19. “Chapter 11 Cases” means the jointly administered Chapter 11 Cases styled In re MF Global Holdings Ltd., et al., Chapter 11 Case No. 11-15059 (MG), which are currently pending before the Bankruptcy Court.

20. “Chapter 11 Trustee” means Louis J. Freeh, the chapter 11 trustee in these Chapter 11 Cases.

21. “Claim” means a claim (as defined in § 101(5) of the Bankruptcy Code) against a Debtor.

22. “Claims Agent” means GCG, Inc., the Bankruptcy Court-appointed claims agent for the Chapter 11 Trustee.

23. “Claims Objection Bar Date” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) one year after the Effective Date and (b) such later period of limitation as may be specifically fixed by a Final Order of the Bankruptcy Court.

24. “Claims Register” means the official register of Claims maintained by the Claims Agent.

25. “Class” means a class of Claims or Interests, as described in Article III of this Plan.

26. “Closing Date” means the date upon which all of the Chapter 11 Cases have been closed in accordance with Section V.D.5 of this Plan.

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27. “Committee” means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to § 1102 of the Bankruptcy Code, as such committee may be reconstituted from time to time.

28. “Common Interests” means the common stock, limited liability company interests, and any other equity, ownership, or profits interests in any Debtor and options, warrants, rights, or other securities or agreements to acquire common stock, limited liability company interests, or other equity, ownership, or profits interests in any Debtor (whether or not arising under or in connection with any employment agreement), including any claim against Holdings Ltd. related to such Common Interests subject to subordination pursuant to § 510(b) of the Bankruptcy Code.

29. “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

30. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket in the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

31. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of this Plan, as such hearing may be continued from time to time.

32. “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to § 1129 of the Bankruptcy Code.

33. “Convenience Claim” means any General Unsecured Claim (other than an Intercompany Claim or Notes Claim) against Holdings Ltd., Finance USA or MFG Holdings USA (a) that is (i) an Allowed Claim in an amount less than or equal to $500,000 unless the Holder thereof elects to opt out of Class 4 in accordance with Section III.B.5.c of this Plan or (ii) in a Face Amount greater than $500,000 for which the Holder Files with the Claims Agent an amended Proof of Claim reducing its Claim to $500,000 and serves such amended Proof of Claim on the Plan Proponents’ counsel such that it is received at least five (5) days prior to the Voting Deadline.

34. “Creditor Co-Proponents” means the signatories hereto, other than the Chapter 11 Trustee.

35. “Creditor Co-Proponents Fee/Expense Claims” means all of the reasonable and documented fees, costs and expenses of Jones Day incurred in connection with its representation of the Creditor Co-Proponents between May 23, 2012 and the Effective Date.

36. “Creditor Co-Proponents Fee Reserve Amount” means the aggregate Creditor Co-Proponents Fee/Expense Claims through the Effective Date as estimated in accordance with Section II.A.3 hereof.

37. “Cure Amount Claim” means a Claim based upon a Debtor’s monetary defaults under an Executory Contract or Unexpired Lease that is to be paid in connection with the

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assumption of such contract or lease under § 365 of the Bankruptcy Code by one of the Debtors in connection with this Plan.

38. “days” means calendar days.

39. “Debtors” means collectively Holdings Ltd., Finance USA, MFG Capital, FX Clear, MFG Market Services, and MFG Holdings USA.

40. “Director Selection Committee” means the three individuals selected pursuant to Section V.B.1, the initial members of which are identified in the Plan Supplement.

41. “Disbursing Agent” means the Plan Administrator, in its capacity as disbursing agent, or any third party disbursing agent.

42. “Disclosure Statement” means the Disclosure Statement for the Amended Joint Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code for MF Global Holdings Ltd., MF Global Finance USA Inc., MF Global Capital LLC, MF Global FX Clear LLC, MF Global Market Services LLC, and MF Global Holdings USA Inc., dated February 20, 2013, as further amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, that is prepared and distributed in accordance with §§ 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law.

43. “Disclosure Statement Order” means the order of the Bankruptcy Court, dated February 19, 2013 approving the Disclosure Statement as containing adequate information pursuant to § 1125 of the Bankruptcy Code [Docket No. 1101].

44. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed.

45. “Disputed Claims Reserve Amount” shall have the meaning set forth in Section VI.E of this Plan.

46. “Distribution Record Date” means the close of business on the Confirmation Date.

47. “Distribution” means any initial or subsequent payment or transfer made on account of an Allowed Claim or Allowed Interest under this Plan.

48. “Distribution Date” means any date on which a Distribution is made.

49. “Document Website” means the internet site address http://mfglobalcaseinfo.com/disclosure.php at which this Plan, the Disclosure Statement, and all of the exhibits and schedules to this Plan and the Disclosure Statement shall be available to any party in interest and the public, free of charge.

50. “Documents” means originals, and if no originals exist, copies (but not multiple copies), of the Debtors’ books, records, documents, files, and electronic data. For purposes of

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clarity, any books, records, documents or files with a substantive comment or marking shall be construed as an original for purposes of this definition.

51. “Effective Date” means, with respect to a particular Debtor, a Business Day, as determined by the Creditor Co-Proponents, after which each applicable condition contained in Section X.D.1 has been satisfied or waived.

52. “Entity” shall have the meaning set forth in § 101(15) of the Bankruptcy Code.

53. “Estate” means, as to each Debtor, the estate created for such Debtor on the applicable Petition Date pursuant to § 541 of the Bankruptcy Code.

54. “Executory Contract” or “Unexpired Lease” means a contract or lease to which a Debtor is a party that is subject to assumption or rejection under § 365 of the Bankruptcy Code, including any modifications, amendments, addenda or supplements thereto, and any ancillary agreements related thereto.

55. “Exit Facility” means that new credit facility in the amount up to $70 million to be entered into by the Plan Administrator pursuant to the Exit Facility Agreement, including any Exit Facility Documents, on terms reasonably satisfactory to the Plan Proponents, the Exit Facility Agent, and the lenders thereto.

56. “Exit Facility Agent” means the administrative agent under the Exit Facility, or any successor thereto.

57. “Exit Facility Agreement” means that certain credit agreement effectuating the Exit Facility to be entered into as of and subject to the occurrence of the Effective Date by the Plan Administrator, on behalf of the Debtors as borrowers, the Exit Facility Agent, the lenders named therein, and the other parties thereto, as amended, supplemented or otherwise modified from time to time.

58. “Exit Facility Documents” means, collectively, all related agreements, documents, or instruments to be executed or delivered in connection with the Exit Facility, the forms of which shall be included as part of the Plan Supplement.

59. “Face Amount” means (a) if a Proof of Claim has been Filed: (i) if only a liquidated amount is provided on the Proof of Claim, the full stated amount claimed by the Holder of such Claim in any Proof of Claim Filed by the applicable Bar Date, (ii) if a portion of the Claim is unliquidated, an amount proposed by the Plan Proponents or the Plan Administrator in their reasonable estimation if they had been unsuccessful in litigating the Claims to a Final Order, such amount to not be less than the amount of any liquidated portion of the Claim, in each case, however, if a party requests that the amount of the Claim be estimated for purposes of calculating distributions, the Face Amount shall be the amount so estimated by the Bankruptcy Court; or (b) if a Proof of Claim has not been Filed: (i) the amount set forth in the Schedules, if such amount is liquidated; or (ii) an amount reasonably estimated, in the discretion of the Plan Proponents or the Plan Administrator, to account for a Proof of Claim not yet Filed that potentially could be Filed by an applicable Bar Date.

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60. “Federal Judgment Rate” means the federal judgment rate of interest in effect as of the applicable Petition Date.

61. “File,” “Filed,” or “Filing” means file, filed or filing with the Bankruptcy Court or GCG, Inc., the Bankruptcy Court’s authorized designee in the Chapter 11 Cases.

62. “Final Distribution Date” means the Distribution Date upon which final distributions are to be made on account of Allowed Claims or Allowed Interests.

63. “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move, under Bankruptcy Rule 9023 and/or rule 59 of the Federal Rules of Civil Procedure, for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

64. “Finance USA” means MF Global Finance USA Inc.

65. “FX Clear” means MF Global FX Clear LLC.

66. “General Bar Date” means August 22, 2012, the Bar Date for most General Unsecured Claims asserted against the Debtors that was established by the Bar Date Order.

67. “General Unsecured Claim” means any Claim that is unpaid as of the Effective Date that is not an Administrative Claim, Professional Fee Claim, Creditor Co-Proponents Fee/Expense Claim, Indenture Trustee Fee/Expense Claim, Cure Amount Claim, Priority Tax Claim, Priority Non-Tax Claim, Secured Claim, JPMorgan Secured Setoff Claim, Liquidity Facility Unsecured Claim, or Subordinated Claim. For the avoidance of doubt, the term General Unsecured Claim includes Intercompany Claims and the Notes Claim.

68. “Governmental Penalty Claim” means any Claim by a Governmental Unit asserting a fine, penalty, assessment or forfeiture other than on account of a Priority Tax Claim including a penalty within the meaning of § 726(a)(4) of the Bankruptcy Code.

69. “Governmental Unit” shall have the meaning set forth in § 101(27) of the Bankruptcy Code.

70. “Holder” means a Person holding a Claim or Interest, as the context requires.

71. “Holdings Ltd.” means MF Global Holdings Ltd.

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72. “Impaired” means, with respect to a Class of Claims or Interests, that such Class is impaired within the meaning of § 1124 of the Bankruptcy Code.

73. “Indenture Trustee” means Wilmington Trust, National Association, solely in its capacity as successor indenture trustee under each of the Indentures.

74. “Indenture Trustee Charging Lien” means any liens for payment of Indenture Trustee fees, costs, expenses and indemnification, including the fees, costs and expenses of the Indenture Trustee’s professionals, as set forth in the Indentures.

75. “Indenture Trustee Fee/Expense Claims” means the accrued and unpaid fees, costs, and expenses of the Indenture Trustee (including of any predecessor indenture trustee), including the fees, costs and expenses of the Indenture Trustee’s (and any predecessor indenture trustee’s) attorneys payable pursuant to the applicable Indenture.

76. “Indenture Trustee Fee Reserve Amount” means the aggregate Indenture Trustee Fee/Expense Claims as estimated in accordance with Section II.A.4 hereof.

77. “Indentures” means, collectively: (a) the Indenture dated as of June 25, 2008 by and between Holdings Ltd. as Issuer and Deutsche Bank Trust Company Americas, predecessor to the Indenture Trustee, as indenture trustee, as supplemented by the First Supplemental Indenture dated as of January 4, 2010 relating to the 9.0% Convertible Senior Notes due 2038 and (b) the Senior Debt Indenture, dated as of February 11, 2011 by and between Holdings Ltd. as Issuer and Deutsche Bank Trust Company Americas, predecessor to the Indenture Trustee, as indenture trustee, as supplemented by the First Supplemental Indenture dated February 11, 2011 relating to the 1.875% Convertible Senior Notes due 2016, as further supplemented by the Second Supplemental Indenture dated April 11, 2011 relating to the 1.875% Convertible Senior Notes due 2016, as further supplemented by the Third Supplemental Indenture dated August 2, 2011 relating to the 3.375% Convertible Senior Notes due 2018, and as further supplemented by the Fourth Supplemental Indenture dated as of August 8, 2011 relating to the 6.25% Senior Notes due 2016.

78. “Initial Debtors” means Holdings Ltd. and Finance USA.

79. “Intercompany Claim” means any Claim held by a Debtor or Affiliate against a Debtor.

80. “Interco Settlement” shall have the meaning set forth in Section III.C of this Plan.

81. “Interests” means the Common Interests and the Preferred Interests.

82. “IRC” means the Internal Revenue Code.

83. “IRS” means the Internal Revenue Service.

84. “Jones Day” means counsel for the Creditor Co-Proponents.

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85. “JPMorgan” means JP Morgan Chase Bank, N.A.

86. “JPMorgan Secured Setoff Claim” means any Claim (or portion thereof) against Holdings Ltd. or Finance USA held by JPMorgan to the extent of its asserted setoff claim in respect of funds contained in accounts of Holdings Ltd. and/or Finance USA held or controlled by JPMorgan on the Initial Debtors’ Petition Date.

87. “Lien” shall have the meaning set forth in § 101(37) of the Bankruptcy Code.

88. “Liquidating Trust” means a trust that may be created after the Effective Date in accordance with the provisions of Article IX of this Plan and a Liquidating Trust Agreement for the benefit of Holders of Allowed Claims or Interests and as determined by the Plan Administrator consistent with the purposes of any such Liquidating Trust pursuant to Section IX.B of this Plan.

89. “Liquidating Trust Agreement” means an agreement evidencing the terms and provisions governing a Liquidating Trust that shall be entered into prior to the establishment of such Liquidating Trust and pursuant to which a Liquidating Trustee shall manage and administer Liquidating Trust Assets.

90. “Liquidating Trust Assets” means the assets of a Debtor transferred to a Liquidating Trust as may be determined by the Plan Administrator, which assets shall be specified in a Liquidating Trust Agreement.

91. “Liquidating Trust Beneficiaries” means those Holders of Allowed Claims against or Interests in a Debtor to the extent such Holders receive Liquidating Trust Interests.

92. “Liquidating Trust Interests” means the non-certificated beneficial interests of a Liquidating Trust allocable to Holders of Allowed Claims and/or Interests in accordance with the terms and conditions of a Liquidating Trust Agreement, which interest may or may not be transferable.

93. “Liquidating Trustee” means a person or entity appointed by the Plan Administrator prior to the creation of a Liquidating Trust to administer such Liquidating Trust in accordance with the provisions of Article IX of this Plan and a Liquidating Trust Agreement; provided, however, that under no circumstance shall a Liquidating Trustee be a director or officer of any entity over which the Liquidating Trust has control.

94. “Liquidity Facility” means that certain revolving credit facility dated as of June 15, 2007 by and among (i) Holdings Ltd. and Finance USA as borrowers, (ii) the several lenders parties thereto, (iii) Citibank N.A. and Bank of America, N.A., as Syndication Agents, (iv) JPMorgan Chase Bank, N.A. as Administrative Agent, and (v) Banc of America Securities LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, as amended, supplemented, or otherwise modified from time to time.

95. “Liquidity Facility Administrative Agent” means JPMorgan Chase Bank, N.A., as Administrative Agent under the Liquidity Facility.

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96. “Liquidity Facility Unsecured Claim” means any Claim (or portion thereof) against Holdings Ltd. or Finance USA arising under or related to the Liquidity Facility.

97. “MFG Capital” means MF Global Capital LLC.

98. “MFG Holdings USA” means MF Global Holdings USA Inc.

99. “MFG Market Services” means MF Global Market Services LLC.

100. “MFGI” means MF Global Inc., which is an Affiliate in a liquidation proceeding under the Securities Investor Protection Act of 1970 pending in the Bankruptcy Court as Case No. 11-2790 (MG) SIPA.

101. “MFGI-Debtors Letter Agreement” means that letter agreement attached as Exhibit 2 to the Motion Pursuant to Federal Rule of Bankruptcy Procedure 9019 For Entry of Order Approving Settlement Agreement Between the Debtor, the Trustee, MF Global UK Limited (in Special Administration) and MFGUK Special Administrators, Filed with the Bankruptcy Court in Case No. 11-02790 [Docket No. 5168].

102. “MFGUK” means MF Global UK Limited, which is an Affiliate in a special administration proceeding in the United Kingdom.

103. “New Securities” means the securities that may be distributed by a Debtor or Non-debtor U.S. Subsidiary of such Debtor after the Effective Date to the Holders of Allowed Claims against or Interests in such Debtor representing an interest in an existing entity or in an entity newly formed by a Debtor or Non-debtor U.S. Subsidiary of such Debtor pursuant to and in a manner consistent with Section XIII.F of this Plan.

104. “Non-debtor Foreign Subsidiary” means each of the foreign-domiciled direct or indirect subsidiaries of Holdings Ltd. The Non-debtor Foreign Subsidiaries are listed on Exhibit I.A.104.

105. “Non-debtor U.S. Subsidiary” means each of the U.S. domiciled Affiliates that are managed and controlled directly or indirectly by Holdings Ltd. other than: (i) the Debtors and (ii) MFGI. The Non-debtor U.S. Subsidiaries are listed on Exhibit I.A.105.

106. “Notes” means, collectively: (a) the 1.875% Convertible Senior Notes due 2016, (b) the 9.00% Convertible Senior Notes due 2038, (c) the 3.375% Convertible Senior Notes due 2018, and (d) the 6.25% Senior Notes due 2016, each as issued under the Indentures.

107. “Notes Claim” means any Claim against Holdings Ltd. for principal and interest under or evidenced by the Notes.

108. “Person” shall have the meaning set forth in § 101(41) of the Bankruptcy Code.

109. “Petition Date” means the following dates on which the Debtors Filed petitions for relief under chapter 11 of the Bankruptcy Code: (i) October 31, 2011 for the Initial Debtors;

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(ii) December 19, 2011 for the Unregulated Debtors; and (iii) March 2, 2012 for MFG Holdings USA.

110. “Plan” means this amended and restated plan of liquidation for the Debtors, and all Exhibits attached hereto or referenced herein, as the same may be further amended, modified or supplemented from time to time.

111. “Plan Administration Expenses” means any and all reasonable fees, costs and expenses incurred by the Plan Administrator (or any Disbursing Agent, Person, Entity or professional engaged by the Plan Administrator to effect Distributions or otherwise assist the Plan Administrator with its duties under this Plan, including the Indenture Trustee) in connection with any of its duties under this Plan, including, without limitation, (i) any administrative fees, (ii) attorneys’ or other professionals’ fees and expenses of the Plan Administrator and the Director Selection Committee, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) fees payable under 28 U.S.C. § 1930, (vii) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern business operations, (viii) costs to maintain certain assets while they are held for sale, and (ix) fees incurred in connection with the making of Distributions.

112. “Plan Administration Expenses Reserve Amount” means the aggregate estimated amount of Plan Administration Expenses through the Closing Date, which shall be reserved in Cash by the Plan Administrator.

113. “Plan Administrator” means Holdings Ltd. pursuant to the authority granted in Section IV.C of this Plan.

114. “Plan Proponents” shall have the meaning set forth in the Introduction of this Plan.

115. “Plan Supplement” shall have the meaning set forth in Section XIII.B of this Plan.

116. “Plan Trust” means the trust established under New York law to hold the Plan Trust Stock on and after the Effective Date.

117. “Plan Trust Agreement” means the agreement setting forth the terms and conditions that shall govern the Plan Trust, which agreement is Exhibit I.A.117 to this Plan and shall be filed as part of the Plan Supplement.

118. “Plan Trust Stock” means one new share of Holdings Ltd. common stock to be issued to the Plan Trust upon cancellation of the Preferred Interests and Common Interests in Holdings Ltd. in accordance with Sections III.B.11.b and III.B.12.b of this Plan.

119. “Plan Trustee” means any of the persons acting as trustee of the Plan Trust pursuant to Section IV.D of this Plan.

120. “Preferred Interests” means the Series A and Series B Preferred Stock of Holdings Ltd. and any options, warrants, rights, or other securities or agreements to acquire

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preferred stock (whether or not arising under or in connection with any employment agreement), including any claim against Holdings Ltd. related to such Preferred Interests subject to subordination pursuant to § 510(b) of the Bankruptcy Code.

121. “Priority Non-Tax Claim” means any Claim that is entitled to priority in payment pursuant to § 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

122. “Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in § 507(a)(8) of the Bankruptcy Code.

123. “Professional” means any professional employed in the Chapter 11 Cases pursuant to §§ 327, 328, 363 or 1103 of the Bankruptcy Code or any professional or other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to § 503(b)(4) of the Bankruptcy Code.

124. “Professional Fee Claim” means a Claim under §§ 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other Entity for services rendered or expenses incurred in the Chapter 11 Cases through and including the Effective Date, to the extent such fees and expenses have not been paid pursuant to the Professional Fee Order or any other order of the Bankruptcy Court and regardless of whether a fee application has been Filed for such fees and expenses. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

125. “Professional Fee Order” means the Order Pursuant to 11 U.S.C. §§ 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 841], entered on the docket in the Chapter 11 Cases on September 25, 2012, as the same may be modified by a Bankruptcy Court order approving the retention of a specific Professional or otherwise.

126. “Professional Fee Reserve Amount” means the aggregate Professional Fee Claims through the Effective Date as estimated in accordance with Section II.A.2 hereof.

127. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

128. “Property of the Estate” means all property of a Debtor pursuant to § 541 of the Bankruptcy Code or otherwise, including but not limited to: (i) Cash of the Debtors’ Estates, (ii) equity or ownership interests in the Non-debtor U.S. Subsidiaries, Non-debtor Foreign Subsidiaries and MFGI, (iii) Causes of Action, (iv) distributions to be received on account of the Resolved Claims as defined in the MFGI-Debtors Letter Agreement, (v) receivables on account of Claims against another Debtor or claims against an Affiliate, (vi) distributions to be received on account of third party accounts receivable, (vii) any rights under any insurance policies relating to any of the foregoing, and (viii) the proceeds, products, rents, and/or profits of any of the foregoing.

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129. “Protected Parties” shall mean the Debtors and, solely with respect to acts or omissions subsequent to the applicable Petition Date, and with respect to the Claims of the Securities Plaintiffs solely with respect to acts or omissions subsequent to November 21, 2011, their respective officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, and representatives (solely in their capacity as officers, directors, managers, members, accountants, financial advisors, investment bankers, agents, restructuring advisors, attorneys, and representatives of the Debtors).

130. “Pro Rata Share” means, when used with reference to a Distribution to (i) Holders of Allowed Claims or Allowed Interests within Classes 6C, 6D, 6E, 6F, 7A, 7B, 7C, 7D, 7E, 7F, 8A or 9A, the proportion that an Allowed Claim or Interest bears to the sum of all Allowed Claims and Disputed Claims or Allowed Interests and Disputed Interests within such Class, (ii) the Holders of the Class 5A Liquidity Facility Unsecured Claims and Holders of Class 6A General Unsecured Claims, the proportion that a Holder of an Allowed Class 5A or Class 6A Claim bears to the sum of all Allowed Class 5A and Class 6A Claims and Disputed Class 5A and Class 6A Claims, or (iii) the Holders of the Class 5B Liquidity Facility Unsecured Claims and Holders of Class 6B General Unsecured Claims, the proportion that a Holder of an Allowed Class 5B or Class 6B Claim bears to the sum of all Allowed Class 5B and Class 6B Claims and Disputed Class 5B and Class 6B Claims. Until all Disputed Claims in a Class are resolved, Disputed Claims shall be treated as Allowed Claims in their Face Amount for purposes of calculating pro rata Distribution of property to Holders of Allowed Claims in such Class, unless otherwise ordered by the Bankruptcy Court.

131. “Representatives” means, with respect to any Entity, any successor, officer, director, partner, manager, employee, agent, attorney, advisor, investment banker, financial advisor, accountant or other Professional of such Entity, and committee of which such Entity is a member, in each case solely in such capacity, serving on or after the Initial Debtors’ Petition Date.

132. “Schedules” means the schedules of assets and liabilities Filed (i) on May 18, 2012 by the Debtors other than MFG Holdings USA [Docket Nos. 697-701], (ii) on May 30, 2012 by MFG Holdings USA [Docket No. 707], as amended on June 15, 2012 [Docket Nos. 722-725, 727, 729], as required by § 521 of the Bankruptcy Code, as the same may have been thereafter, or may be, amended, modified or supplemented.

133. “SEC” means the U. S. Securities and Exchange Commission.

134. “Secondary Liability Claim” means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort, guaranty or other obligation of another Debtor, including any Claim based on: (i) vicarious liability; (ii) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; (iii) guaranties of collection, payments or performance; (iv) indemnity bonds, obligations to indemnify or obligations to hold harmless; (v) performance bonds; (vi) contingent liabilities arising out of contractual obligations or out of undertakings (including any transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor or relating to the obligations or performance of another Debtor; (vii) several liability of a member of a consolidated (or equivalent) group of corporations for Taxes of other

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members of the group or of the entire group; or (viii) any other joint or several liability, including Claims for indemnification or contribution, that any Debtor may have in respect of any obligation that is the basis of a Claim; provided, however, that Secondary Liability Claims shall not include Intercompany Claims.

135. “Secured Claim” means a Claim, other than the JPMorgan Secured Setoff Claim, that is secured by a Lien on property in which an Estate has an interest or that is subject to valid setoff under § 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to valid setoff, as applicable, as determined pursuant to § 506 of the Bankruptcy Code.

136. “Securities Plaintiffs” means the class of plaintiffs that purchased or otherwise acquired Holdings Ltd.’s publicly traded debt and equity securities between May 20, 2010 and November 21, 2011, and filed a consolidated amended securities class action complaint in In re MF Global Holdings Ltd. Securities Litigation pending as part of Joseph DeAngelis v. Jon Corzine, Case No. 1:11-07866, as such complaint may be amended from time to time.

137. “Subordinated Claims” means Governmental Penalty Claims, Claims within the meaning of §§ 726(a)(3) or 726(a)(4) of the Bankruptcy Code, or Claims subordinated under § 510(b) of the Bankruptcy Code on account of the purchase or sale of Notes.

138. “Supplemental Administrative Claims Bar Date” means the date to be established pursuant to Section II.A.6.c of this Plan.

139. “Tax” means: (i) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, stamp, real estate transfer, mortgage recording, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (ii) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Entity.

140. “Unimpaired” means, with respect to a Class of Claims or Interests, that such Class is not Impaired.

141. “Unregulated Debtors” means, collectively, MFG Capital, FX Clear, and MFG Market Services.

142. “Voting Deadline” means the deadline fixed by the Bankruptcy Court in the Disclosure Statement Order for submitting Ballots to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code.

143. “Voting Record Date” means the record date fixed by the Bankruptcy Court in the Disclosure Statement Order establishing the Holders of Claims and Interests entitled to vote to accept or reject this Plan.

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B. Rules of Interpretation and Computation of Time

1. Rules of Interpretation

For purposes herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter gender; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference herein to an existing document or Exhibit Filed or to be Filed shall mean such document or Exhibit, as it may have been or may be amended, restated, supplemented or otherwise modified pursuant to this Plan, the Confirmation Order or otherwise; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors, assigns and affiliates; (e) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (f) the words “herein,” “hereunder”, “hereof”, and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (h) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (i) subject to the provisions of any contract, articles or certificates of incorporation, bylaws, codes of regulation, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (j) the rules of construction set forth in § 102 of the Bankruptcy Code shall apply to the extent not inconsistent with any other provision of this Section I.B.1.

THIS PLAN SUMMARIZES CERTAIN TERMS AND PROVISIONS OF THE PLAN TRUST AGREEMENT. TO THE EXTENT ANY INCONSISTENCIES EXIST BETWEEN THIS PLAN AND THE PLAN TRUST AGREEMENT, THE PLAN TRUST AGREEMENT WILL GOVERN.

2. Computation of Time

In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

3. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws (except for §§ 5-1401 and 5-1402 of the General Obligations Law of the State of New York), shall govern the rights, obligations, construction, and implementation of this Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan

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(except as otherwise set forth in those agreements, in which case the governing law specified in such agreement shall control); provided, that corporate or limited liability company governance matters relating to the Debtors or the Plan Trust shall be governed by the laws of the state of incorporation or formation (if applicable) of the applicable Debtor or Plan Trust.

ARTICLE II.

CLASSIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with § 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. All such Claims, as well as Professional Fee Claims and Statutory Fees, are instead treated separately upon the terms set forth in this Article II.

A. Payment of Administrative Claims

1. Administrative Claims in General

Unless otherwise agreed by the Holder of an Administrative Claim and the Chapter 11 Trustee or the Plan Administrator, or unless an order of the Bankruptcy Court provides otherwise, each Holder of an Allowed Administrative Claim (other than a Professional Fee Claim, a Creditor Co-Proponents Fee/Expense Claim or an Indenture Trustee Fee/Expense Claim), in full satisfaction of such Allowed Administrative Claim, shall receive Cash in an amount equal to such Allowed Administrative Claim either: (i) on the Effective Date or as soon as practicable thereafter, or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter; (ii) if the Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order of the Bankruptcy Court Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter; (iii) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the applicable Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim, without any further action by the Holders of such Allowed Administrative Claim; (iv) at such other time that is agreed to by the Plan Administrator and the Holders of such Allowed Administrative Claim; or (v) at such other time and on such other terms set forth by an order of the Bankruptcy Court. In each case, Holders of Administrative Claims against multiple Debtors for the same liability shall be entitled to Distributions as if the Holder had a single Administrative Claim against the Debtors.

2. Professional Fee Claims

On the Effective Date or as soon as practicable thereafter, the Plan Administrator shall reserve in Cash an amount equal to the Professional Fee Reserve Amount. Professional Fee Claims shall be paid in Cash to the Professionals from funds held in reserve when and to the extent that such Professional Fee Claims are Allowed by a Final Order. When all Allowed Professional Fee Claims are paid in full in Cash, amounts remaining in reserve, if any, shall irrevocably revert to the applicable Debtor as Available Cash for Distributions to the Holders of other Allowed Claims and Allowed Interests.

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To receive payment for unbilled fees and expenses incurred through the Effective Date, each Professional shall estimate its Professional Fee Claims incurred prior to and as of the Effective Date, and shall deliver such estimate to counsel for the respective Plan Proponents no later than five (5) days prior to the commencement of the Confirmation Hearing; provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. If a Professional does not provide an estimate, the Plan Administrator may estimate the unbilled fees and expenses of such Professional. The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount.

On the Effective Date, any requirement that Professionals comply with §§ 327 through 331, and 1103 of the Bankruptcy Code or the Professional Fee Order in seeking retention or compensation for services rendered after such date shall terminate, and the Plan Administrator may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Creditor Co-Proponents Fee/Expense Claims

The Plan Administrator shall provide reimbursement for the Creditor Co-Proponents Fee/Expense Claims in accordance with the procedures set forth in this Section II.A.3.

At least ten (10) days prior to the Effective Date, the Creditor Co-Proponents shall submit its invoices for the Creditor Co-Proponents Fee/Expense Claims through the Effective Date (including any estimated fees and expenses) to the Chapter 11 Trustee and the United States Trustee. Such invoices shall include copies of the individual time records as recorded by the Creditor Co-Proponents’ professionals (but such time records shall not be subject to the guidelines promulgated by the Bankruptcy Court and the United States Trustee for professionals). Unless the Chapter 11 Trustee or United States Trustee objects to any requested Creditor Co-Proponents Fee/Expense Claim as set forth below, such claim shall be paid in full on the Effective Date or soon as practicable thereafter. As of January 31, 2013, the Creditor Co-Proponents Fee/Expense Claims are estimated at $1.6 million.

If either the Chapter 11 Trustee or the United States Trustee disputes any requested Creditor Co-Proponents Fee/Expense Claim set forth in the invoices as unreasonable, the Plan Administrator (i) shall pay the undisputed portion of the Creditor Co-Proponents Fee/Expense Claim on the Effective Date, and (ii) shall notify the Creditor Co-Proponents of such dispute within ten (10) days after the presentation of an invoice by the Creditor Co-Proponents. If the parties attempt in good faith to resolve any such dispute and are unable, within fifteen (15) days after the notification of the dispute, the Creditor Co-Proponents may submit such dispute for resolution to the Bankruptcy Court; provided, however, that the Bankruptcy Court’s review shall be limited to a determination of the reasonableness of such fees under § 1129(a)(4) of the Bankruptcy Code.

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The Creditor Co-Proponents shall provide the Chapter 11 Trustee and the United States Trustee with an estimate of the Creditor Co-Proponents Fee/Expense Claims fourteen (14) days prior to the anticipated Effective Date, which amount shall be the Creditor Co-Proponents Fee Reserve Amount; provided, however, that such estimates shall be used solely for administrative purposes, shall not be binding on the Creditor Co-Proponents and shall not in any way limit, cap, or reduce the amount of the Creditor Co-Proponents Fee/Expense Claims.

On the Effective Date or as soon as practicable thereafter, the Plan Administrator shall reserve Cash in an amount equal to the Creditor Co-Proponents Fee Reserve Amount, less any amounts paid on the Effective Date to the Creditor Co-Proponents in respect of the Creditor Co-Proponents Fee/Expense Claim.

For the sake of clarity, the Creditor Co-Proponents Fee/Expense Claims shall not be considered a Class 3A, 3B, 5A, 5B, or 6A Claim. Once all Creditor Co-Proponents Fee/Expense Claims are paid in full in Cash, amounts remaining in reserve, if any, shall irrevocably revert to Holdings Ltd. as Available Cash for Distributions to the Holders of Allowed Claims.

4. Indenture Trustee Fee/Expense Claims

The Plan Administrator shall provide reimbursement for the Indenture Trustee Fee/Expense Claims in accordance with the procedures set forth in this Section II.A.4.

At least ten (10) days prior to the Effective Date, the Indenture Trustee shall submit its invoices for the Indenture Trustee Fee/Expense Claims through the Effective Date (including any estimated fees and expenses) to the Chapter 11 Trustee, the Committee and the United States Trustee (the “Receiving Parties”). Such invoices shall include copies of the individual time records as recorded by the Indenture Trustee’s professionals (but such time records shall not be subject to the guidelines promulgated by the Bankruptcy Court and the United States Trustee for professionals). Unless any of the Receiving Parties objects to any requested Indenture Trustee Fee/Expense Claim as set forth below, such claim shall be paid in full on the Effective Date or as soon as practicable thereafter. As of January 31, 2013, the Indenture Trustee Fee/Expense Claims are estimated at $900,000.

If any of the Receiving Parties disputes any requested Indenture Trustee Fee/Expense Claim set forth in the invoices as unreasonable, the Plan Administrator (i) shall pay the undisputed portion of the Indenture Trustee Fee/Expense Claim on the Effective Date, and (ii) shall notify the Indenture Trustee of such dispute within ten (10) days after the presentation of an invoice by the Indenture Trustee. Upon such notification, the Indenture Trustee may (i) assert the Indenture Trustee Charging Lien to pay the undisputed and unpaid portion of the Indenture Trustee Fee/Expense Claim, and/or (ii) after the parties have attempted in good faith to resolve any such dispute, within fifteen (15) days after the notification of the dispute, may submit such dispute for resolution to the Bankruptcy Court; provided, however, that the Bankruptcy Court’s review shall be limited to a determination of the reasonableness of such fees under § 1129(a)(4) of the Bankruptcy Code and under the applicable Indenture. Nothing herein shall be deemed to impair, waive, discharge, or negatively affect any Indenture Trustee Charging Lien for any fees, costs and expenses not paid by the Plan Administrator and otherwise claimed by the Indenture Trustee pursuant to the procedures set forth in this Section II.A.4.

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The Indenture Trustee shall provide the Chapter 11 Trustee and the United States Trustee with an estimate of the Indenture Trustee’s Fee/Expense Claims fourteen (14) days prior to the anticipated Effective Date, which amount shall be the Indenture Trustee Fee Reserve Amount; provided, however, that such estimates shall be used solely for administrative purposes, shall not be binding on the Indenture Trustee and shall not in any way limit, cap, or reduce the amount of the Indenture Trustee Fee/Expense Claims.

On the Effective Date or as soon as practicable thereafter, the Plan Administrator shall reserve Cash in an amount equal to the Indenture Trustee Fee Reserve Amount, less any amounts paid on the Effective Date to the Indenture Trustee in respect of the Indenture Trustee Fee/Expense Claim.

Any Indenture Trustee Fee/Expense Claim incurred by the Indenture Trustee after the Effective Date for services related to distributions pursuant to the Plan, including but not limited to reasonable fees costs and expenses incurred by the Indenture Trustee’s professionals in carrying out the Indenture Trustee’s duties as provided for in the applicable Indenture, shall be paid in Cash by the Plan Administrator out of the amounts held in reserve within ten (10) days of the presentation of an invoice by the Indenture Trustee and without the need for any application to or approval of any court.

Once all Indenture Trustee Fee/Expense Claims are paid in full in Cash, amounts remaining in reserve, if any, shall irrevocably revert to Holdings as Available Cash for Distributions to the Holders of Allowed Claims and the Indenture Trustee shall have released the Indenture Trustee Charging Lien under the Indentures.

5. Statutory Fees

On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. § 1930 shall be paid by the Chapter 11 Trustee in Cash. Fees payable pursuant to 28 U.S.C. § 1930 for each Debtor’s Estate after the Effective Date shall be paid by the Plan Administrator from the Plan Administration Expenses Reserve Amount until the closing of the applicable Chapter 11 Case pursuant to § 350(a) of the Bankruptcy Code.

6. Bar Dates for Administrative Claims

a. Bar Date for Administrative Claims

Holders of Administrative Claims incurred prior to the Administrative Claims Bar Date that were required to File and serve a request for payment of such Administrative Claims and that did not File and serve such a request by the Administrative Claims Bar Date are forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their Estates, and such Administrative Claims shall be deemed discharged as of the Effective Date except as provided in this Plan.

b. Bar Date for Professional Compensation

Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date (other than Creditor Co-Proponents Fee/Expense Claims

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which must comply with the procedures set forth in Section II.A.3 of this Plan and the Indenture Trustee Fee/Expense Claims which must comply with the procedures set forth in Section II.A.4 of this Plan) must File and serve on the Plan Administrator and such other Entities who are designated by the Bankruptcy Rules, the Professional Fee Order, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Claim no later than sixty (60) days after the Effective Date. Objections to any Professional Fee Claim must be Filed and served on the Plan Administrator and the requesting party within ninety (90) days of the Effective Date or such other period of limitation as may be specifically fixed by a Final Order for objecting to such Professional Fee Claim. To the extent necessary, the Confirmation Order shall supersede any previously entered order of the Bankruptcy Court regarding the payment of Professional Fee Claims. The Plan Administrator shall have the rights of the Chapter 11 Trustee to review, object to, and enter into settlements of Professional Fee Claims.

c. Supplemental Administrative Claims Bar Date

Holders of Administrative Claims based upon liabilities incurred by a Debtor in the ordinary course of its business on or after the Administrative Claims Bar Date but prior to the Effective Date must File and serve such Claims on the Plan Administrator within sixty (60) days after the Effective Date or such claims shall be forever barred against the Debtors or their Estates. Objections to the requests for payment of Administrative Claims must be Filed and served on the Plan Administrator and the requesting party within thirty (30) days after the Filing of the applicable request for payment of such Administrative Claims.

B. Payment of Priority Tax Claims

Pursuant to § 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of a Priority Tax Claim and the Plan Administrator, each Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such Allowed Claim, Cash equal to the amount of such Allowed Priority Tax Claim on the latest of (i) the Effective Date, (ii) forty-five (45) days after the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (iii) the date on which an Allowed Priority Tax Claim would be due and payable in the ordinary course of business. Notwithstanding the foregoing, the Holder of an Allowed Priority Tax Claim shall not be entitled to receive any payment under this provision on account of any penalty arising with respect to or in connection with such Allowed Priority Tax Claim. Any such Claim or demand for any such penalty shall be subject to treatment in Class 6A, 6B, 6C, 6D, 6E or 6F, as applicable; provided, however, that any such Claim or demand for any such penalty within the meaning of § 726(a)(4) of the Bankruptcy Code shall be subject to treatment in Class 7A, 7B, 7C, 7D, 7E or 7F. The Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Plan Administrator, the Debtors or their Estates (other than as a Holder of a General Unsecured Claim).

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ARTICLE III.

CLASSIFICATION AND TREATMENT OF

CLASSIFIED CLAIMS AND INTERESTS

A. Summary of Classification and Treatment of Classified Claims and Interests

1. General

Pursuant to §§ 1122 and 1123 of the Bankruptcy Code, Claims and Interests are classified for all purposes, including, without limitation, voting, confirmation and Distribution pursuant to this Plan, as set forth herein. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such other Class. Except as otherwise specifically provided for herein, the Confirmation Order or other order of the Bankruptcy Court, or required by applicable bankruptcy law, in no event shall any Holder of an Allowed Claim be entitled to receive payments under this Plan that, in the aggregate, exceed the Allowed amount of such Holder’s Claim.

This Plan constitutes a separate chapter 11 plan of liquidation for each Debtor. For convenience, this Plan assigns a letter to each of the Debtors and a number to each of the Classes of Claims against or Interests in the Debtors. For consistency, similarly designated Classes of Claims and Interests are assigned the same number across each of the Debtors. Any non-sequential enumeration of the Classes is intentional to maintain consistency. Claims against and Interests in the Debtors are classified in up to nine (9) separate Classes as follows:

Debtor Letter	Debtor Name	Class Number	Designation
A	Holdings Ltd.	1	Priority Non-Tax Claims
B	Finance USA	2	Secured Claims
C	MFG Capital	3	JPMorgan Secured Setoff Claim
D	FX Clear	4	Convenience Claims
E	MFG Market Services	5	Liquidity Facility Unsecured Claims
F	MFG Holdings USA	6	General Unsecured Claims
		7	Subordinated Claims
		8	Preferred Interests
		9	Common Interests

2. Identification of Classes of Claims Against and Interests in Holdings Ltd. (Debtor A)

The following table designates the Classes of Claims against and Interests in Holdings Ltd. and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

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Class	Designation	Impairment	Entitled to Vote
1A	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2A	Secured Claims	Unimpaired	No (deemed to accept)
3A	JPMorgan Secured Setoff Claim	Impaired	Yes
4A	Convenience Claims	Impaired	Yes
5A	Liquidity Facility Unsecured Claims	Impaired	Yes
6A	General Unsecured Claims	Impaired	Yes
7A	Subordinated Claims	Impaired	Yes
8A	Preferred Interests	Impaired	No (deemed to reject)
9A	Common Interests	Impaired	No (deemed to reject)

3. Identification of Classes of Claims Against and Interests in Finance USA (Debtor B)

The following table designates the Classes of Claims against and Interests in Finance USA and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1B	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2B	Secured Claims	Unimpaired	No (deemed to accept)
3B	JPMorgan Secured Setoff Claim	Impaired	Yes
4B	Convenience Claims	Impaired	Yes
5B	Liquidity Facility Unsecured Claims	Impaired	Yes
6B	General Unsecured Claims	Impaired	Yes
7B	Subordinated Claims	Impaired	Yes
9B	Common Interests	Impaired	Yes

4. Identification of Classes of Claims Against and Interests in MFG Capital (Debtor C)

The following table designates the Classes of Claims against and Interests in MFG Capital and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1C	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2C	Secured Claims	Unimpaired	No (deemed to accept)
6C	General Unsecured Claims	Impaired	Yes
7C	Subordinated Claims	Impaired	Yes
9C	Common Interests	Impaired	Yes

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5. Identification of Classes of Claims Against and Interests in FX Clear (Debtor D)

The following table designates the Classes of Claims against and Interests in FX Clear and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1D	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2D	Secured Claims	Unimpaired	No (deemed to accept)
6D	General Unsecured Claims	Impaired	Yes
7D	Subordinated Claims	Impaired	Yes
9D	Common Interests	Impaired	Yes

6. Identification of Classes of Claims Against and Interests in MFG Market Services (Debtor E)

The following table designates the Classes of Claims against and Interests in MFG Market Services and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1E	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2E	Secured Claims	Unimpaired	No (deemed to accept)
6E	General Unsecured Claims	Impaired	Yes
7E	Subordinated Claims	Impaired	Yes
9E	Common Interests	Impaired	Yes

7. Identification of Classes of Claims Against and Interests in MFG Holdings USA (Debtor F)

The following table designates the Classes of Claims against and Interests in MFG Holdings USA and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with § 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
1F	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2F	Secured Claims	Unimpaired	No (deemed to accept)
4F	Convenience Claims	Impaired	Yes
6F	General Unsecured Claims	Impaired	Yes
7F	Subordinated Claims	Impaired	Yes
9F	Common Interests	Impaired	Yes

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8. Non-Consolidation of the Debtors

This Plan is a joint plan for six separate Debtors. Additionally, Holders of Claims against multiple Debtors based upon the same debt (as such term is defined in § 101(12) of the Bankruptcy Code), to the extent such Claims are Allowed in more than one Debtor’s Chapter 11 Case, shall be treated as a separate Claim against each Debtor; provided, however, that no Holder shall be entitled to receive more than payment in full of such Allowed Claims, subject to the treatment of Secondary Liability Claims discussed in Section VI.D.

9. Severability of Joint Plans

This Plan represents six individual plans for each of the six Debtors. As further discussed in Section XIII.A herein, the Plan Proponents collectively, and the Creditor Co-Proponents separately, may alter, amend or modify this Plan before the Confirmation Date including, without limitation, to remove one or more Debtors from this Plan and proceed with the Confirmation of this Plan as it relates to the remaining Debtor(s).

B. Treatment of Claims Against and Interests in the Debtors

1. Priority Non-Tax Claims (Classes 1A through 1F)

a. Classification: Classes 1A, 1B, 1C, 1D, 1E and 1F consist of all Priority Non-Tax Claims against the respective Debtors.

b. Treatment: Each Holder of an Allowed Class 1A, 1B, 1C, 1D, 1E and 1F Priority Non-Tax Claim, in full satisfaction of such Allowed Claim, shall be paid in full in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) thirty (30) days after the date on which such Claim becomes Allowed, unless such Holder agrees to a different treatment of such Claim (including, without limitation, any different treatment that may be provided for in the documentation governing such Claim or in a prior agreement with such Holder) or has been paid by or on behalf of the applicable Debtor on account of such Claim prior to the Effective Date.

c. Impairment and Voting: Classes 1A, 1B, 1C, 1D, 1E and 1F are Unimpaired. Holders of the Allowed Class 1A, 1B, 1C, 1D, 1E and 1F Claims shall be conclusively presumed to have accepted this Plan pursuant to § 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

2. Secured Claims (Class 2A, 2B, 2C, 2D, 2E and 2F)

a. Classification: Classes 2A, 2B, 2C, 2D, 2E and 2F consist of all Secured Claims against the respective Debtors.

b. Treatment: Each Holder of an Allowed Class 2A, 2B, 2C, 2D, 2E and 2F Secured Claim, in full satisfaction of such Allowed Claim, shall receive one of the following alternative treatments, at the option of the Plan Administrator: (i) payment in full in Cash on or as soon as reasonably practicable after the later of (x) the Effective Date, (y) thirty (30) days after the Claim becomes Allowed, and (z) the date the Claim becomes due and payable by the

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terms of the applicable agreement; (ii) the return of the collateral securing such Claim; (iii) the treatment described in § 1124(2) of the Bankruptcy Code; or (iv) such other recovery necessary to satisfy § 1129 of the Bankruptcy Code. To the extent that the value of the collateral securing each Allowed Class 2A, 2B, 2C, 2D, 2E and 2F Secured Claim is less than the amount of such Claim, the undersecured portion of such Claim shall be treated for all purposes under this Plan as a Class 5A, 5B, 5C, 5D, 5E and 5F General Unsecured Claim (as applicable) and shall be classified as such. In the event an Allowed Secured Claim in Class 2A, 2B, 2C, 2D, 2E or 2F is treated under clause (ii) or (iii) immediately above, the Liens securing such Claim shall be deemed released on the Effective Date and extinguished without further order of the Bankruptcy Court.

c. Impairment and Voting: Classes 2A, 2B, 2C, 2D, 2E and 2F are Unimpaired. Holders of Allowed Class 2A, 2B, 2C, 2D, 2E and 2F Claims shall be conclusively deemed to have accepted this Plan pursuant to § 1126(f) of the Bankruptcy Code and, therefore, are not entitled to vote to accept or reject this Plan.

3. JPMorgan Secured Setoff Claim Against Holdings Ltd. (Class 3A)

a. Classification: Class 3A consists of the JPMorgan Secured Setoff Claim Filed against Holdings Ltd.

b. Allowance: The Class 3A JPMorgan Secured Setoff Claim shall be Allowed in the amount of $476,261.00 as of January 10, 2013 or such lesser amount to the extent Holdings Ltd. repays any portion thereof prior to the Effective Date.

c. Treatment: Except to the extent that the Holder of the Allowed Class 3A JPMorgan Secured Setoff Claim agrees to a less favorable treatment on account of such Allowed Claim, the Holder of the Allowed JPMorgan Secured Setoff Claim shall be paid by the Plan Administrator in full in Cash (i) on the Effective Date or as soon as practicable thereafter or (ii) if such funds are not available on the Effective Date, on the next Distribution Date on which such funds are available.

d. Impairment and Voting: Class 3A is Impaired. The Holder of the Allowed Class 3A JPMorgan Secured Setoff Claim is entitled to vote to accept or reject this Plan.

4. JPMorgan Secured Setoff Claim Against Finance USA (Class 3B)

a. Classification: Class 3B consists of the JPMorgan Secured Setoff Claim Filed against Finance USA.

b. Allowance: The Class 3B JPMorgan Secured Setoff Claim shall be Allowed in the amount of $7,327,247 as of January 10, 2013 or such lesser amount to the extent Finance USA repays any portion thereof prior to the Effective Date.

c. Treatment: Except to the extent that the Holder of the Allowed Class 3B JPMorgan Secured Setoff Claim agrees to a less favorable treatment on account of such Allowed Claim, the Holder of the Allowed JPMorgan Secured Setoff Claim shall be paid by the Plan Administrator in full in Cash (i) on the Effective Date or as soon as practicable thereafter or

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(ii) if such funds are not available on the Effective Date, on the next Distribution Date on which such funds are available.

d. Impairment and Voting: Class 3B is Impaired. The Holder of the Allowed Class 3B JPMorgan Secured Setoff Claim is entitled to vote to accept or reject this Plan.

5. Convenience Claims (Class 4A, 4B and 4F)

a. Classification: Classes 4A, 4B and 4F consist of all Convenience Claims.

b. Treatment: Each Holder of an Allowed Class 4A Convenience Claim shall be paid in Cash in an amount equal to 45% of the amount of such Allowed Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed. Each Holder of an Allowed Class 4B or Class 4F Convenience Claim shall be paid in Cash in an amount equal to 37.5% of the amount of such Allowed Claim on or as reasonably practicable after the later of (i) the Effective Date or (ii) thirty (30) days after the date on which such Claim becomes Allowed.

c. Election Rights: Each Holder of a Class 4A, 4B or 4F Convenience Claim may elect to have such Claim treated as an Allowed Class 6A, 6B or 6F General Unsecured Claim against Holdings Ltd., Finance USA or MFG Holdings USA, as applicable. Any such election must be made on the Ballot, and, except as may be agreed to by the Plan Proponents, no Holder of a Class 4A, 4B or 4F Convenience Claim can elect treatment as a Class 6A, 6B or 6F General Unsecured Claim after the Voting Deadline.

d. Impairment and Voting: Classes 4A, 4B and 4F are Impaired. Each Holder of an Allowed Class 4A, 4B or 4F Convenience Claim is entitled to vote to accept or reject this Plan.

6. Liquidity Facility Unsecured Claims Against Holdings Ltd. (Class 5A)

a. Classification: Class 5A consists of all Liquidity Facility Unsecured Claims Filed against Holdings Ltd.

b. Allowance: The Class 5A Liquidity Facility Unsecured Claims shall be Allowed in the aggregate amount of $1,148,087,718 plus, to the extent such Class 5A Liquidity Facility Unsecured Claims constitute pre-petition claims, any accrued and accruing interest, fees, costs and expenses payable pursuant to the Liquidity Facility; provided, however, that the Class 5A Liquidity Facility Unsecured Claims shall be increased to the extent and only to the extent that the JPMorgan Secured Setoff Claims have not been applied by JPMorgan to reduce the principal amount of the Liquidity Facility Unsecured Claims. The notice provisions of paragraph 6(f) of the Cash Collateral Order and all such required notices under paragraph 6(f) of the Cash Collateral Order shall be extended to the Plan Proponents. Upon receipt of any such notice, and provided that the amount of setoffs subject to the notice provision shall have exceeded $4 million, all Holders of Allowed Class 5A Liquidity Facility Unsecured Claims, and after the Effective Date the Plan Administrator in the exercise of the rights of the Debtors, shall have 5 business days to file an objection in the Bankruptcy Court to the exercise of such setoffs and/or the application of the amount of such setoffs in reduction of the JPMorgan Secured Setoff Claim,

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which retains jurisdiction to adjudicate such objection. If an objection is filed, JPMorgan shall not effectuate the setoff until the earlier of (i) the date the objection is resolved by entry of an order of the Bankruptcy Court or such other Court of competent jurisdiction, or written agreement of the objecting party; and (ii) 20 days following the filing of the objection, provided however, that all of the foregoing is without prejudice to the rights of any party to seek injunctive relief with respect to the proposed setoff and without prejudice to the rights of JPMorgan to oppose such relief.

c. Treatment: Each Holder of an Allowed Class 5A Liquidity Facility Unsecured Claim shall receive on or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of Holdings Ltd.’s Available Cash until such Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D.

d. Impairment and Voting: Class 5A is Impaired. The Holders of the Class 5A Liquidity Facility Unsecured Claims are entitled to vote to accept or reject this Plan.

7. Liquidity Facility Unsecured Claims Against Finance USA (Class 5B)

a. Classification: Class 5B consists of all Liquidity Facility Unsecured Claims Filed against Finance USA.

b. Allowance: The Class 5B Liquidity Facility Unsecured Claims shall be Allowed in the aggregate amount of $1,148,087,718 plus, to the extent such Class 5B Liquidity Facility Unsecured Claims constitute pre-petition claims, any accrued and accruing interest, fees, costs and expenses payable pursuant to the Liquidity Facility; provided, however, that the Class 5B Liquidity Facility Unsecured Claims shall be increased to the extent and only to the extent that the JPMorgan Secured Setoff Claims have not been applied by JPMorgan to reduce the principal amount of the Liquidity Facility Unsecured Claims. The notice provisions of paragraph 6(f) of the Cash Collateral Order and all such required notices under paragraph 6(f) of the Cash Collateral Order shall be extended to the Plan Proponents. Upon receipt of any such notice, and provided that the amount of setoffs subject to the notice provision shall have exceeded $4 million, all Holders of Allowed Class 5B Liquidity Facility Unsecured Claims, and after the Effective Date the Plan Administrator in the exercise of the rights of the Debtors, shall have 5 business days to file an objection in the Bankruptcy Court to the exercise of such setoffs and/or the application of the amount of such setoffs in reduction of the JPMorgan Secured Setoff Claim, which retains jurisdiction to adjudicate such objection. If an objection is filed, JPMorgan shall not effectuate the setoff until the earlier of (i) the date the objection is resolved by entry of an order of the Bankruptcy Court or such other Court of competent jurisdiction, or written agreement of the objecting party; and (ii) 20 days following the filing of the objection, provided however, that all of the foregoing is without prejudice to the rights of any party to seek injunctive relief with respect to the proposed setoff and without prejudice to the rights of JPMorgan to oppose such relief.

c. Treatment: Each Holder of an Allowed Class 5B Liquidity Facility Unsecured Claim shall receive on or as soon as reasonably practicable after the Effective Date,

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and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of Finance USA’s Available Cash until such Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D.

d. Impairment and Voting: Class 5B is Impaired. The Holders of the Class 5B Liquidity Facility Unsecured Claims are entitled to vote to accept or reject this Plan.

8. General Unsecured Claims Against Holdings Ltd. (Class 6A)

a. Classification: Class 6A consists of all General Unsecured Claims against Holdings Ltd.

b. Treatment: Except to the extent that a Holder of an Allowed Class 6A Claim agrees to less favorable treatment, each Holder of an Allowed Class 6A General Unsecured Claim shall receive on or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of Holdings Ltd.’s Available Cash until each Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D. The Class 6A Claim Filed by the Indenture Trustee for the Notes Claim shall be Allowed in the amount of $1,027,548,593.45.

c. Election Rights: Each Holder of a Class 6A General Unsecured Claim (other than an Intercompany Claim or Notes Claim) against Holdings Ltd. that is in a Face Amount greater than $500,000 may File with the Claims Agent an amended Proof of Claim reducing its Claim to $500,000, and serve such amended Proof of Claim on Plan Proponents’ counsel such that it is received at least five (5) days prior to the Voting Deadline. By Filing such amended Proof of Claim, the Holder shall (i) have elected to have such Claim treated as an Allowed Class 4A Convenience Claim against Holdings Ltd. and (ii) be deemed to have voted to accept the Plan.

d. Impairment and Voting: Class 6A is Impaired. Each Holder of an Allowed Class 6A Claim (or a Class 6A Claim temporarily allowed for voting purposes only pursuant to Bankruptcy Rule 3018) is entitled to vote to accept or reject this Plan.

9. General Unsecured Claims Against Debtors Other than Holdings Ltd. (Classes 6B through 6F)

a. Classification: Classes 6B, 6C, 6D, 6E and 6F consist of all General Unsecured Claims against Finance USA, MFG Capital, FX Clear, MFG Market Services and MFG Holdings USA.

b. Treatment: Except to the extent that a Holder of an Allowed Class 6B, 6C, 6D, 6E or 6F Claim agrees to a less favorable treatment, each Holder of an Allowed Class 6B, 6C, 6D, 6E or 6F Claim shall receive on or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of the respective Debtor’s Available Cash until each Holder receives up to one

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hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D.

c. Election Rights: Each Holder of a Class 6B General Unsecured Claim (other than an Intercompany Claim) against Finance USA or a Class 6F General Unsecured Claim (other than an Intercompany Claim) against MFG Holdings USA that is in a Face Amount greater than $500,000 may File with the Claims Agent an amended Proof of Claim reducing its Claim to $500,000, and serve such amended Proof of Claim on Plan Proponents’ counsel such that it is received at least five (5) days prior to the Voting Deadline. By Filing such amended Proof of Claim, the Holder shall (i) have elected to have such Claim treated as an Allowed Class 4B Convenience Claim against Finance USA or an Allowed Class 4F Convenience Claim against MFG Holdings USA, as applicable, and (ii) be deemed to have voted to accept the Plan.

d. Impairment and Voting: Classes 6B, 6C, 6D, 6E and 6F are Impaired. Each Holder of an Allowed Class 6B, 6C, 6D, 6E or 6F Claim (or a Class 6B, 6C, 6D, 6E or 6F Claim temporarily allowed for voting purposes only pursuant to Bankruptcy Rule 3018) is entitled to vote to accept or reject this Plan.

10. Subordinated Claims (Class 7A through 7F)

a. Classification: Classes 7A, 7B, 7C, 7D, 7E and 7F consist of all Subordinated Claims against the respective Debtors.

b. Treatment: On or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, after all Allowed Claims in Classes 4, 5 and 6 have been satisfied in full pursuant to this Plan, each Holder within a tier of Subordinated Claims listed below shall be paid its Pro Rata Share of the respective Debtor’s Available Cash until such Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D, with each such tier’s Allowed Claim being satisfied in full before any Distributions to the next tier; provided, however, that post-petition interest payable to Allowed Claims in Tier 1 is paid before any post-petition interest is payable to Tiers 2 and 3 and, post-petition interest to Tiers 2 and 3 shall be paid simultaneously based on the aggregate of Allowed Claims in such tiers; further, provided, however, that the Holders of Claims within Class 7 may dispute their relative priority of Claims within Class 7.

Tier 1:	Holders of Allowed Claims on account of their purchase or sale of Notes, if any, within the meaning of § 510(b) of the Bankruptcy Code, including, if Allowed, any such Claims of any of the Securities Plaintiffs on account of their purchase or sale of Notes;

Tier 2:	Holders of Allowed Claims, if any, within the meaning of § 726(a)(3) of the Bankruptcy Code; and

Tier 3:	Holders of Allowed Claims, if any, within the meaning of § 726(a)(4) of the Bankruptcy Code.

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c. Impairment and Voting: Classes 7A, 7B, 7C, 7D, 7E and 7F are Impaired. Each Holder of an Allowed Class 7 Subordinated Claim (or a Class 7 Claim temporarily allowed for voting purposes only pursuant to Bankruptcy Rule 3018) is entitled to vote to accept or reject this Plan.

11. Preferred Interests in Holdings Ltd. (Class 8A)

a. Classification: Class 8A consists of all Preferred Interests in Holdings Ltd.

b. Stock Exchange: On the Effective Date, all Class 8A Preferred Interests shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold the Plan Trust Stock for the benefit of (i) Holders of Allowed Class 8A Preferred Interests and (ii) Holders of Allowed Class 8A Common Interests, consistent with their relative priority and economic entitlements that existed prior to the Initial Debtors’ Petition Date. On or promptly after the Effective Date, the Plan Administrator shall File with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of Holding Ltd.’s publicly traded Preferred Interests.

c. Treatment: Each Holder of Allowed Class 8A Preferred Interests (including, if Allowed, any Claims on account of the purchase or sale of Preferred Interests within the meaning of § 510(b) of the Bankruptcy Code) shall neither receive nor retain any Property of the Estate of Holdings Ltd. or any direct interest in Property of the Estate of Holdings Ltd. on account of such Preferred Interest; provided, however, that each Holder of an Allowed Class 8A Preferred Interest shall receive its Pro Rata Share of Holdings Ltd.’s Available Cash remaining after all Allowed Claims in Classes 4A, 5A, 6A and 7A have been satisfied in full pursuant to this Plan, consistent with such Holder’s economic entitlements in the Plan Trust Stock.

d. Non-Transferable: The continuing rights of Holders of Class 8A Preferred Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law; provided, however, that the Holdings Ltd. board of directors may in its discretion authorize the transfer of such rights.

e. Impairment and Voting: Class 8A is Impaired. The Plan Proponents have determined not to solicit the votes of the Holders of Allowed Class 8A Preferred Interests and such Holders shall be conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

12. Common Interests in Holdings Ltd. (Class 9A)

a. Classification: Class 9A consists of all Common Interests in Holdings Ltd.

b. Stock Exchange: On the Effective Date, all Class 9A Common Interests shall be cancelled and the Plan Trust Stock shall be issued to the Plan Trust which will hold the Plan Trust Stock for the benefit of (i) Holders of Allowed Class 8A Preferred Interests and (ii) Holders of Allowed Class 9A Common Interests, consistent with their relative priority and economic entitlements that existed prior to the Initial Debtors’ Petition Date. On or promptly

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after the Effective Date, the Plan Administrator shall File with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of Holding Ltd.’s publicly traded Common Interests.

c. Treatment: Each Holder of Allowed Class 9A Common Interests (including, if Allowed, any Claims (including those of the Securities Plaintiffs) on account of the purchase or sale of Common Interests within the meaning of § 510(b) of the Bankruptcy Code) shall neither receive nor retain any Property of the Estate of Holdings Ltd. or any direct interest in Property of the Estate of Holdings Ltd. on account of such Common Interest; provided, however, that each Holder of an Allowed Class 9A Common Interest shall receive its Pro Rata Share of Holdings Ltd.’s Available Cash remaining after all Allowed Claims in Classes 4A, 5A, 6A and 7A and Allowed Interests in Class 8A have been satisfied in full pursuant to this Plan, consistent with such Holder’s relative priority and economic entitlements in the Plan Trust Stock.

d. Non-Transferable: The continuing rights of Holders of Class 9A Common Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law; provided, however, that the Holdings Ltd. board of directors may in its discretion authorize the transfer of such rights.

e. Impairment and Voting: Class 9A is Impaired. The Plan Proponents have determined not to solicit the votes of the Holders of Allowed Class 9A Common Interests and such Holders shall be conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

13. Common Interests in Debtors Other than Holdings Ltd. (Class 9B through 9F)

a. Classification: Classes 9B, 9C, 9D, 9E and 9F consist of all Common Interests in Finance USA, MFG Capital, FX Clear, MFG Market Services and MFG Holdings USA.

b. Treatment: Common Interests in each of the Debtors other than Holdings shall be cancelled if and when the applicable Debtor is dissolved in accordance with Section V.D.3 of this Plan. Each Holder of a Common Interest shall neither receive nor retain any Property of the Estate on account of such Common Interests; provided, however, the Holder of an Allowed Common Interest shall receive the respective Debtor’s Available Cash remaining after all Allowed Claims in Classes 4, 5, 6 and 7 have been satisfied in full pursuant to this Plan.

c. Impairment and Voting: Classes 9B, 9C, 9D, 9E and 9F are Impaired. Each Holder of an Allowed Class 9B, 9C, 9D, 9E and 9F Common Interest is Impaired and is entitled to vote to accept or reject this Plan.

C. Treatment of Intercompany Claims

As noted in Section IV.A of the Disclosure Statement, certain of the Debtors have Claims against certain of the other Debtors. The Creditor Co-Proponents recognize that there may be arguments by which certain parties in interest may seek to challenge the allowability of certain or all of the Intercompany Claims. The Creditor Co-Proponents are of the unanimous business judgment that all of such Intercompany Claims should be Allowed after mutual setoffs

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as set forth in Section IV.A of the Disclosure Statement, except that the amount of the Holdings Ltd. Intercompany Claim identified in Section IV.A of the Disclosure Statement shall be changed from $1,887,003,995 to $1,886,930,980. Accordingly, this Plan incorporates a settlement (the “Interco Settlement”), by and among all of the Debtors, which provides that: (i) the Intercompany Claims shall be Allowed after mutual setoffs as set forth in Section IV.A of the Disclosure Statement without further reduction, setoff, or counterclaim of any kind; and (ii) entry of the Confirmation Order shall be deemed to be approval of the Interco Settlement such that no objection by any party in interest to any Intercompany Claim, as set forth in Section IV.A of the Disclosure Statement, shall be cognizable on or after the Effective Date.

D. Distributions on Account of Allowed Claims and Interests

Except as otherwise provided in this Plan, on the Effective Date or as soon as practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against or Allowed Interest in the Debtors shall receive the Distributions that this Plan provides for Allowed Claims and Allowed Interests in the applicable Class from the Plan Administrator. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, Distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VI hereof. Except as otherwise provided in this Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the Distributions provided for in this Plan, regardless of whether such Distributions are delivered on or at any time after the Effective Date. Notwithstanding anything to the contrary in this Plan, no Holder of an Allowed Claim shall, on account of such Allowed Claim, receive a Distribution in excess of the Allowed amount of such Claim plus any post-petition interest on such Claim payable in accordance with this Plan.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

A. Plan Funding

This Plan provides for the distribution of (i) all Cash held by or for the benefit of each Debtor on the Effective Date (including amounts borrowed under the Exit Facility) plus (ii) all Cash realized after the Effective Date from the sale, collection or other disposition of Property of the Estate to the Holders of Allowed Claims and Allowed Interests. In addition to Cash on hand, each Debtor’s Property of the Estate consists primarily of distributions to be received on account of (x) claims against, and direct or indirect interests, in Affiliates and (y) claims against third parties.

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B. Exit Facility

The Confirmation Order shall include approval of the Exit Facility (including the transactions contemplated thereby and all actions to be taken, undertakings to be made, and obligations to be incurred by the Plan Administrator in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein) and authorization for the Plan Administrator to enter into and execute the Exit Facility Documents on behalf of the Debtors and such other documents as may be required to effectuate the treatment afforded to the lenders under the Exit Facility pursuant to the Exit Facility Documents. The Plan Administrator may use the Exit Facility for any purpose permitted thereunder, including the funding of obligations under this Plan and satisfaction of ongoing working capital needs.

On the Effective Date, (i) the Plan Administrator shall execute and deliver the Exit Facility Documents, which shall constitute the legal, valid, binding and several obligations of the Debtors and be enforceable in accordance with their respective terms and (ii) the Plan Administrator shall be authorized to perform the obligations thereunder including, without limitation, the payment of reimbursement of any fees, expenses, losses, damages, or indemnities.

C. Plan Administrator

Upon the Effective Date, Holdings Ltd., through its officers and directors, shall serve as Plan Administrator for each of the Debtors. Subject to and to the extent set forth in this Plan, the Confirmation Order, or other agreement (or any other order of the Bankruptcy Court entered pursuant to or in furtherance hereof), the Plan Administrator shall be empowered to take the following actions, or other actions deemed by the Plan Administrator to be necessary and proper to implement the provisions in this Plan, on behalf of each Debtor without further order of the Bankruptcy Court:

i.	review, reconcile, compromise, settle or object to Claims and resolve such objections as set forth in this Plan, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules;

ii.	calculate and make Distributions to Holders of Allowed Claims and Allowed Interests in accordance with this Plan;

iii.	review, reconcile, enforce, collect, compromise, settle, or elect not to pursue any or all Causes of Action or similar actions, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules;

iv.	dissolve, wind down or liquidate any of the assets of a Non-debtor U.S. Subsidiary, including authorizing the commencement of insolvency proceedings for any such Non-debtor U.S. Subsidiary in an appropriate forum;

v.

dissolve, wind down or liquidate any of the assets of a Non-debtor Foreign Subsidiary that is not currently in its own formal restructuring, insolvency or similar proceeding, including authorizing the commencement of

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insolvency proceedings for any such Non-debtor Foreign Subsidiary in an appropriate forum;

vi.	execute and enter into the Exit Facility Documents;

vii.	retain, compensate and employ professionals and other Persons or Entities to represent the Plan Administrator with respect to and in connection with its rights and responsibilities;

viii.	establish, maintain and administer the Documents and accounts of the Debtors as appropriate, which shall be segregated to the extent appropriate in accordance with this Plan;

ix.	maintain, conserve, supervise, prosecute, collect, settle, and protect the Property of the Estate (subject to the limitations described herein);

x.	sell, liquidate, transfer, distribute or otherwise dispose of the Property of the Estate or any part thereof or any interest therein upon such terms as the Plan Administrator determines to be necessary, appropriate or desirable;

xi.	invest Cash of the Debtors, including any Cash realized from the liquidation of the Property of the Estate, with such investment limited to government securities (unless otherwise approved by the board of directors of Holdings Ltd.);

xii.	pay the Plan Administration Expenses;

xiii.	administer each Debtor’s Tax obligations, including (a) filing appropriate Tax returns and other reports on behalf of each Debtor, (b) paying Taxes or other obligations owed by the Debtors, (c) requesting, if necessary or appropriate, an expedited determination of any unpaid tax liability of each Debtor or its Estate under § 505(b) of the Bankruptcy Code for all taxable periods of such Debtor ending after the applicable Petition Date through the liquidation of such Debtor as determined under applicable tax laws and (d) representing the interests of each Debtor or its Estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding, appeal or audit;

xiv.	prepare and File any and all informational returns, reports, statements, returns, other Documents or disclosures relating to the Debtors that are required under this Plan, by any Governmental Unit, or applicable law;

xv.	determine whether to create a Liquidating Trust for the Property of the Estate of a Debtor or Non-debtor U.S. Subsidiary pursuant to Article IX of this Plan and which Property of the Estate to transfer to such Liquidating Trust or whether to issue New Securities in accordance with Section XIII.F of this Plan;

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xvi.	pay statutory fees in accordance with Section II.A.5 of this Plan;

xvii.	take such actions as are necessary or appropriate to close or dismiss any and/or all of the Chapter 11 Cases;

xviii.	comply with this Plan, exercise the Plan Administrator’s rights and perform the Plan Administrator’s obligations; and

xix.	exercise such other powers as may be vested in the Plan Administrator under the Plan Trust Agreement, or as deemed by the Plan Administrator to be necessary and proper to implement the provisions of this Plan and the Plan Trust Agreement.

Each of the Debtors shall indemnify and hold harmless the members of the Director Selection Committee and the Plan Administrator for any losses incurred in their respective capacities, except to the extent such losses were the result of the Director Selection Committee’s or Plan Administrator’s gross negligence, willful misconduct or criminal conduct.

D. Plan Trust

The Plan Trust shall be established on the Effective Date and shall continue in existence until the Closing Date. The three respective Creditor Co-Proponents that are the three largest aggregate beneficial Holders of (i) Class 5A Liquidity Facility Unsecured Claims plus (ii) Class 6A General Unsecured Claims as of January 10, 2013 shall each appoint one of the three (3) Plan Trustees, with each such Plan Trustee also serving as one of the three Director Selection Committee members.

Each of the Plan Trustees shall serve in such capacity until he or she ceases to be a member of the Director Selection Committee.

The Plan Trust shall exercise voting rights associated with the Plan Trust Stock in furtherance of the liquidation of the Debtors and compliance with the provisions of this Plan. The sole purpose of the Plan Trust shall be to hold the Plan Trust Stock as provided in Sections III.B.11.b and III.B.12.b of this Plan. The Plan Trust shall be governed, in accordance with the Plan Trust Agreement, by the Plan Trustees. Any Distribution from Property of the Estate of Holdings Ltd. that is made to the Plan Trust as holder of such share shall be for the benefit of the Holders of Interests in accordance with Sections III.B.11.b and III.B.12.b of this Plan.

The Plan Trust Agreement shall provide that the Plan Trust may act, by majority vote of the Plan Trustees, to remove and replace directors, with cause.

E. Pre-Effective Date Employees or Independent Contractors

If Persons are designated, prior to the Effective Date, to be employees or independent contractors of the Plan Administrator, members of the Director Selection Committee, and/or directors of any Debtor following the Effective Date, such Persons shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken following the

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Confirmation Date through the Effective Date in connection with any matters necessary to implement this Plan, or in contemplation of his or her duties to be assumed upon the Effective Date. The Debtors shall also be obligated to indemnify, defend, reimburse or hold harmless such Persons; and such obligations shall be assumed by the Debtors and will remain in effect after the Effective Date. Any such assumed obligations owed shall be entitled to priority as and paid as a Plan Administration Expense under the Plan. For greater certainty, the foregoing provisions are in addition to any exoneration and indemnification agreements and arrangements that may be implemented by the Debtors following the Effective Date pursuant to Article IV of this Plan.

F. Implementation of Interco Settlement

Pursuant to § 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, this Plan shall implement the Interco Settlement. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Interco Settlement.

G. Preservation of Causes of Action

Except as provided in this Plan, the Confirmation Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, in accordance with § 1123(b)(3)(B) of the Bankruptcy Code, the Plan Administrator, on behalf of each Debtor, shall have and retain and may enforce any claims, demands, rights and Causes of Action that any Debtor or Estate may hold against any Person or Entity to the extent not released otherwise, all of which are included within the Property of the Estate. The Plan Administrator may pursue such claims, demands, rights or Causes of Action, as appropriate, in accordance with the best interests of the beneficiaries of the Estates. A nonexclusive schedule of currently pending actions and claims brought by one or more Debtors or the Chapter 11 Trustee, as applicable, is attached as Exhibit IV.G. In accordance with and subject to any applicable law, the Plan Proponents’ inclusion or failure to include any right of action or claim on Exhibit IV.G shall not be deemed an admission, denial or waiver of any claims, demands, rights or Causes of Action that any Debtor or Estate may hold against any Person or Entity. The Plan Proponents intend to preserve all such claims, demands, rights or Causes of Action (except to the extent any such claim is specifically released herein).

H. Investment of Available Cash

The Plan Administrator shall invest, or shall direct another Person or Entity to invest, on behalf of each Debtor, Available Cash of such Debtor, subject to the limitations established herein; provided, however, that should such Plan Administrator determine, in its sole discretion, that the administrative costs associated with such investment shall not be materially less than or shall exceed the return on such investment, it may decide not to invest such Cash.

I.	Allocation of Professional Fee Reserve Amount, Creditor Co-Proponent Fee Reserve Amount, Indenture Trustee Fee Reserve Amount, and Plan Administration Expenses Reserve Amount

Each Debtor’s allocable share of the Professional Fee Reserve Amount, the Creditor Co-Proponent Fee Reserve Amount, the Indenture Trustee Fee Reserve Amount, and the Plan Administration Expenses Reserve Amount shall be determined by the Plan

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Administrator based upon the percentages utilized by the Chapter 11 Trustee, as reflected in the Debtors’ monthly operating reports, to allocate the costs of administering the Chapter 11 Cases prior to the Effective Date; provided, however, that the Indenture Trustee Fee Reserve Amount shall be solely the obligation of Holdings Ltd. Such percentages, together with the factors utilized in determining the percentages, are set forth in Exhibit IV.I of this Plan. The Plan Administrator, in consultation with Holdings Ltd.’s post-Effective Date board of directors, may alter the percentages based upon changed circumstances.

J. Reservation of Rights to Reclassify Certain Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective Distributions and treatments specified in this Plan take into account the relative priority and rights of the Claims and Interests in each Class and all contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, § 510(b) of the Bankruptcy Code, or otherwise. Pursuant to § 510 of the Bankruptcy Code, the Plan Proponents or the Plan Administrator shall be deemed to have reserved the right to re-classify any Disputed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

K. Means of Cash Payments

Except as otherwise specified herein, all Cash payments made pursuant to this Plan shall be in U.S. currency and made by check drawn on a domestic bank selected by the Plan Administrator or, at the option of the Plan Administrator, by wire transfer, electronic funds transfer or ACH from a domestic bank selected by the Plan Administrator; provided, however, that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the Plan Administrator, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

ARTICLE V.

CORPORATE GOVERNANCE

A. Corporate Form

On the Effective Date, each of the Debtors shall maintain its existing corporate form.

B. The Holdings Ltd. Board of Directors

1. Composition of the Director Selection Committee

Members of the Director Selection Committee shall serve eighteen (18) month terms beginning on the Effective Date. The initial members of the Director Selection Committee shall be as set forth on Exhibit I.A.40, which shall be Filed as part of the Plan Supplement. On every eighteen (18) month anniversary of the Effective Date, a determination shall be made as to who are the then-current Holders of the largest Allowed Claims in (i) Class 5A plus (ii) Class 6A ((including interest that would have accrued at contract rates in the absence of the bankruptcy

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cases) as of the last day of the preceding term). Those Holders shall be invited in decreasing order of magnitude of Allowed Claim to serve on the Director Selection Committee for an eighteen (18) month term until three Holders accept the position on the Director Selection Committee.

2. Composition and Selection of the Holdings Ltd. Board of Directors

Following the Effective Date, the board of directors of Holdings Ltd. shall be comprised of three (3) persons. Each Director Selection Committee member shall appoint one member of the Holdings Ltd. board of directors. With respect to the Holdings Ltd. board of directors to be appointed as of the Effective Date, the Committee shall be afforded the opportunity to interview the Holdings Ltd. board of director candidates prior to such appointment and present their recommendations to the Director Selection Committee. The Plan Proponents will interview the Committee’s nominees for director (up to five). The Committee reserves its right to object to the appointment of a director on any legally cognizable grounds. In no event shall a member of the Director Selection Committee be a Person or Entity which is itself, or is an Affiliate of, a Person or Entity that is a defendant, respondent, or obligor with respect to any Causes of Action of a Debtor or Estate or any Affiliate, including MFGI and MFGUK.

Members of the board of directors shall serve for two-year terms beginning on the Effective Date. Members of the board of directors must be independent and disinterested (which collectively are defined here to mean only that they must not be employees or Affiliates of any of the Plan Proponents), and they must not own any Claims against or Interests in any Debtor.

Upon expiration of the term of a director of Holdings Ltd., or his or her resignation, death or removal for cause, the Director Selection Committee member who appointed such director or his successor, if applicable, may appoint a replacement director without order of the Bankruptcy Court.

3. Powers of the Holdings Ltd. Board of Directors

Following the Effective Date, the board of directors of Holdings Ltd. shall have the power and authority to (i) manage Holdings Ltd., (ii) instruct and supervise Holdings Ltd. (including in its capacity as the Plan Administrator) with respect to its responsibilities under this Plan; (iii) review and approve the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof; (iv) review and approve objections to any proposed settlements of Disputed Claims; (v) terminate or replace any officer, employee or agent of the Plan Administrator with or without cause; (vi) appoint replacement officers, employees or agents to carry out the duties of the Plan Administrator; and (vii) take any other action that may be necessary or appropriate in connection with the management of the Plan Administrator. In its discretion, following the Effective Date, the board of directors of Holdings Ltd. may also delegate any powers, authority or duties of the Plan Administrator to any other committee, entity or individual.

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4. Term of the Holdings Ltd. Board of Directors

Each of the initial directors of Holdings Ltd. shall serve an initial term of two years and, if reappointed, subsequent terms of one year. A director of Holdings Ltd. may be removed from office by the Plan Trust with cause.

C. Subsidiary Debtor Post-Effective Date Management

Following the Effective Date and through the Closing Date, the respective boards of directors or managers, as applicable, of the Debtors other than Holdings Ltd. shall consist of one (1) individual who shall be a concurrently serving member of the Holdings Ltd. board of directors. Each of the initial directors or managers of the Debtors other than Holdings Ltd. shall serve an initial term of two years and, if reelected, subsequent terms of one year. Thereafter, the board of directors of Holdings Ltd. shall (i) elect successors of the then-serving members of the boards or managers for such Debtor at each annual meeting or upon the removal or resignation of such individuals and (ii) have the power to act by written consent to remove any director or manager of such Debtor at any time with or without cause.

D. Corporate Existence

1. Maintaining Debtors in Good Standing

After the Effective Date, the Plan Administrator may decide to maintain each Debtor as a corporation or limited liability company, as applicable, in good standing until such time as all aspects of this Plan pertaining to such Debtor have been completed.

2. Sales of Assets and Wind-Down

After the Effective Date, pursuant to this Plan, the Plan Administrator shall wind-down, sell and otherwise liquidate assets of (a) the Debtors, (b) the Non-debtor U.S. Subsidiaries, and (c) the Non-debtor Foreign Subsidiaries that are not currently in their own formal restructuring, insolvency or similar proceeding on any terms it deems reasonable, without further order of the Bankruptcy Court in accordance with Section IV.C.iv, v and x of this Plan. The wind-down, sale and liquidation of each such Debtor’s assets (as determined for federal income tax purposes) shall occur over a period of not more than three (3) years after the Effective Date (it being understood that such liquidation may include the transfer of all or part of the assets of such Debtor to one or more Liquidating Trusts within the meaning of Treas. Reg. § 301.7701-4); provided, however, that the wind-down and liquidation may extend over a longer period of time if the Debtors receive a private letter ruling or other equivalent guidance from the IRS from which the Plan Administrator reasonably concludes that the continued wind-down and liquidation should not result in a reduction or limitation of the Debtors’ tax attributes for federal income tax purposes that materially impairs the expected actual use of such tax attributes.

3. Dissolving Debtors or Non-debtor U.S. Subsidiaries

At such time as the Plan Administrator considers appropriate and consistent with the implementation of this Plan, the Plan Administrator may merge, dissolve or otherwise terminate the corporate existence of one or more Debtors other than Holdings Ltd. or one or

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more Non-debtor U.S. Subsidiaries and complete the winding up of such Entity(ies) in accordance with applicable law without the necessity for any other or further actions to be taken by or on behalf of such dissolving Debtor or its Interest Holder or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate governmental authorities (including, without limitation, the transfer of all or part of the assets of such Debtor to a Liquidating Trust in accordance with Article IX of this Plan).

4. Effectuating Dissolution

In order to effectuate a dissolution, the Plan Administrator may, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Plan, among other things: (i) execute and deliver appropriate agreements or other documents of transfer, merger, consolidation, disposition, liquidation or dissolution containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law, as well as other terms to which these entities may agree; (ii) execute and deliver appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of this Plan and having such other terms as the Plan Administrator may deem appropriate; (iii) File appropriate certificates or articles of merger, consolidation, continuance or dissolution or similar instruments with the applicable governmental authorities; (iv) cancel existing certificates of incorporation, by-laws or articles of organization; (v) remove any directors, officers, voting trustees or managers existing as of the Effective Date; (vi) take all other actions that the Plan Administrator determines to be necessary or appropriate, including making other filings or recordings that may be required by applicable law in connection with the foregoing. Nothing herein shall impact the limitations on setoff set forth in this Plan.

5. Closing of Chapter 11 Cases

After the Chapter 11 Case of a Debtor has been fully administered, the Plan Administrator shall seek authority from the Bankruptcy Court to close such Debtor’s Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules.

E. Certificate of Incorporation, By-Laws, Articles of Organization

As of the Effective Date, the certificate of incorporation, by-laws or articles of organization, as applicable, of each Debtor shall be amended to the extent necessary to carry out the provisions of this Plan. The amended certificate, by-laws or articles of organization of such Debtor (if any) shall be contained in the Plan Supplement.

ARTICLE VI.

PROVISIONS REGARDING DISTRIBUTIONS UNDER THIS PLAN

A. Distributions of Available Cash

On the Effective Date, or as soon as practicable thereafter, each Holder of an Allowed Claim against or Allowed Interest in the Debtors shall receive the Distributions that this Plan provides such Allowed Claims and Allowed Interests. Following the Effective Date, the

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Plan Administrator shall make Distributions on behalf of each Debtor at the times specified in Section VI.B below. Each such Distribution in the aggregate shall be in an amount not less than $1,000,000 of such Debtor’s Available Cash. Notwithstanding the foregoing, the Plan Administrator may determine, in its sole discretion (i) to make a Distribution that is less than $1,000,000 in the aggregate of a Debtor’s Available Cash, or (ii) not to make a Distribution to the Holder of a Claim (other than a Claim that has become Allowed pursuant to Section I.A.4(c) of this Plan) on the basis that it has not yet determined whether to object to such Claim and such Claim shall be treated as a Disputed Claim for purposes of Distributions under this Plan until the Plan Administrator (x) determines not to object to such Claim (or the Claims Objection Bar Date has passed), (y) agrees with the Holder of such Claim to Allow such Claim in an agreed upon amount or (z) objects to such Claim, or objects to the Holder of such Claim’s request for allowance of such Claim, and such Claim is Allowed by a Final Order.

All Distributions shall be made pursuant to the terms and conditions of this Plan and the Plan Trust Agreement and shall be subject to the Plan Administrator’s rights of setoff or deduction.

To the extent that a Liquidating Trust is established for a Debtor in accordance with Article IX of this Plan, any Distributions to be made to Holders of Allowed Claims thereafter shall be made by the Liquidating Trustee to such Holders as holders of Liquidating Trust Interests but consistent with the provisions of this Plan. Distributions of Available Cash on account of such Liquidating Trust Interests shall be made in accordance with Section IX.G of this Plan.

B. Selection of Distribution Dates for Allowed Claims

Except where this Plan requires the making of a Distribution on account of a particular Allowed Claim within a particular time, the Plan Administrator shall have the authority to select Distribution Dates that, in the judgment of the Plan Administrator, provide Holders of Allowed Claims with payments as quickly as reasonably practicable while limiting the costs incurred in the distribution process. Upon the selection of a Distribution Date by the Plan Administrator, the Plan Administrator shall File a notice of such Distribution Date with the Bankruptcy Court that provides information regarding the Distribution to be made.

C. Limitations on Amounts to Be Distributed to Holders of Allowed Claims Otherwise Insured

Except with respect to the Securities Plaintiffs and commodities customers of MFGI, no Distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy; provided, that if the Plan Administrator believes a Holder of an Allowed Claim has recourse to an insurance policy and intends to withhold a Distribution pursuant to this Section VI.C, the Plan Administrator shall provide written notice to such Holder as to what the Plan Administrator believes to be the nature and scope of applicable insurance coverage. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such agreement, such Claim may be expunged without a

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Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. Nothing in this Plan, including without limitation this Section VI.C, shall constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any Entity may hold against any other Entity other than a Debtor, including the Debtors’ insurance carriers.

D. Distributions on Account of Secondary Liability Claims

No Holder of a Secondary Liability Claim shall receive any Distributions on account of any Secondary Liability Claim that results in the Holder of such Secondary Liability Claim receiving Distributions on account of such Secondary Liability Claim and the primary liability that is the basis for such Secondary Liability Claim aggregating more than 100% of the Allowable amount of the liability that is the basis for such Secondary Liability Claim plus any other interest such Holder may be entitled to under this Plan. For the avoidance of doubt, the foregoing sentence shall not affect the obligation of each Debtor to pay U.S. Trustee Fees until such time as its chapter 11 case is closed, dismissed, or converted.

E. Disputed Claims Reserve

From and after the Effective Date, until such time as all Disputed Claims have been compromised and settled or determined by Final Order and before making any Distributions, the Plan Administrator shall, consistent with and subject to § 1123(a)(4) of the Bankruptcy Code, establish and maintain a Cash reserve equal to the Distributions to which Holders of Disputed Claims would be entitled under this Plan if such Disputed Claims were Allowed Claims in the Filed amount of such Disputed Claims or such lesser amount as required by an order of the Bankruptcy Court (the “Disputed Claims Reserve Amount”).

On the first Distribution Date that is at least thirty (30) days (or such fewer days as may be agreed to by the Plan Administrator in its sole discretion) after the date on which a Disputed Claim becomes an Allowed Claim, the Plan Administrator shall remit to the Holder of such Allowed Claim any Distributions such Holder would have been entitled to under this Plan on account of such Allowed Claim had such Claim been Allowed as of the Effective Date.

If a Disputed Claim is disallowed by Final Order, the amount reserved on account of such Disputed Claim shall become Available Cash. To the extent that a Disputed Claim becomes an Allowed Claim in an amount less than the amount reserved with respect to such Claim, the difference between the amount reserved on account of such Disputed Claim and the amount actually distributed on account of such Disputed Claim shall become Available Cash.

Nothing in this Section VI.E of this Plan shall preclude any Holder of a Disputed Claim from seeking, on notice to the Plan Administrator, an order of the Bankruptcy Court to increase the amount reserved for such Holder’s Disputed Claim.

Unless otherwise ordered by the Bankruptcy Court, the Disputed Claims Reserve Amount shall not be used on behalf of or for the benefit of a Debtor for Plan Administration Expenses or any purpose other than as set forth in this Section VI.E. If the Plan Administrator determines that the value of a Debtor’s Property of the Estate (other than such Debtor’s Available Cash) exceeds the amount necessary to fund the Disputed Claims Reserve Amount for

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such Debtor, the Plan Administrator may release Cash to make Distributions to Holders of Allowed Claims and, in lieu thereof, retain such Debtor’s non-Cash Property of the Estate to satisfy its Disputed Claims, should such Claims become Allowed Claims. To effectuate the foregoing, the Plan Administrator must obtain Bankruptcy Court approval, on proper notice to all Holders of Disputed Claims against such Debtor.

F. Distributions Free and Clear

Except as otherwise provided herein, any Distributions under this Plan shall be free and clear of any Liens, Claims and encumbrances, and no other Entity, including the Debtors or the Plan Administrator, shall have any interest (legal, beneficial or otherwise) in Property of the Estate distributed pursuant to this Plan.

G. Setoffs

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, all Claims in Classes 3A, 3B, 5A and 5B shall be deemed Allowed and neither such Allowed Claims nor any Distributions in respect thereof shall be subject to defense, setoff, counterclaim, or reduction. Subject to and without limiting the foregoing, nothing in the Revised Interco Settlement shall alter, amend, or prejudice the rights, remedies, claims, objections or defenses of any party in interest (including JPMorgan, the Debtors, or the Plan Administrator as successor to the Debtors pursuant to the Plan) under or in respect of the Cash Collateral Order or in respect of any actions taken in connection therewith, including (without limitation) any setoff by JPMorgan against any Cash Collateral (as defined therein) or the application of payments in reduction of the JPMorgan Secured Setoff Claim. The Plan Administrator, pursuant to § 553 of the Bankruptcy Code or applicable non-bankruptcy law, may set off against any Allowed Claim and the Distributions to be made pursuant to this Plan on account of such Claim (before any Distribution is made on account of such Claim) the claims, rights and Causes of Action of any nature that the Plan Administrator may assert on behalf of a Debtor against the Holder of such Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim pursuant to the terms of this Plan shall constitute a waiver or release by the Plan Administrator of any claims, rights and Causes of Action that the Plan Administrator may assert on behalf of a Debtor against such Holder, which are expressly preserved in this Plan.

Before the Plan Administrator can set off or recoup against the Distribution to be made on account of an Allowed Claim, the Holder of the Claim shall be served with written notice of the proposed setoff or recoupment at least twenty-eight (28) days prior to exercising any asserted setoff or recoupment right, and, if such claimant serves a written objection to such asserted setoff or recoupment on or before twenty-eight (28) days of receipt of such written notice, (i) the objection shall be deemed to initiate a contested matter governed by, inter alia, Bankruptcy Rule 9014 and Local Rules 9014-1 and 9014-2, (ii) nothing herein shall affect the respective burden of each party in connection with such contested matter, and (iii) the Plan Administrator shall not proceed with the asserted setoff or recoupment absent the withdrawal of such objection or the entry of a Final Order overruling such objection but the Plan Administrator may withhold such Distribution pending resolution of such objection.

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Nothing in this Plan shall expand or enhance a creditor’s right of setoff, which shall be determined as of the applicable Petition Date. Nothing in this Plan is intended to, or shall be interpreted to, approve any creditor’s effectuation of a post-petition setoff without the consent of the Plan Administrator unless prior Bankruptcy Court approval has been obtained. Nothing in the Plan or the Confirmation Order shall alter, amend or prejudice JPMorgan’s rights under the Cash Collateral Order, which rights shall remain in full force and effect through and including the Effective Date.

H. Delivery of Distributions and Undeliverable or Unclaimed Distributions

1. Delivery of Distributions

Except as otherwise set forth herein, Distributions to Holders of Allowed Claims and Allowed Interests shall be made by a Disbursing Agent: (a) at the addresses set forth on the respective Proofs of Claim Filed by Holders of such Claims or requests for payment of Administrative Claims, as applicable; (b) at the address for a Claim transferee set forth in a valid and timely notice of transfer of Claim Filed with the Bankruptcy Court; (c) at the addresses set forth in any written notice of address change Filed with the Bankruptcy Court or delivered to the Disbursing Agent after the date of Filing of any related Proof of Claim but prior to the Distribution Record Date; (d) at the addresses reflected in the applicable Debtor’s Schedules if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address; or (e) if clauses (a) through (d) are not applicable, at the last address directed by such Holder after such Claim becomes an Allowed Claim.

Distributions on account of the JPMorgan Secured Setoff Claim and Liquidity Facility Unsecured Claims may, at the option of the Plan Administrator, (a) be made to the Liquidating Facility Administrative Agent for the benefit of the respective Holders of the JPMorgan Secured Setoff Claim and Liquidity Facility Unsecured Claims and (b) be deemed completed when made to the Liquidity Facility Administrative Agent as if such Distributions were made directly to the Holders. The Liquidity Facility Administrative Agent shall not be required to give any bond, surety, or other security for the performance of its duties with respect to such Distributions. Alternatively, Distributions on account of the JPMorgan Secured Setoff Claim and Liquidity Facility Unsecured Claims may, at the option of the Plan Administrator, be made by the Plan Administrator directly to the respective Holders of the JPMorgan Secured Setoff Claim and Liquidity Facility Unsecured Claims.

Distributions on account of the Notes Claims shall (a) be made by the Disbursing Agent to the Indenture Trustee for the benefit of Holders of Notes Claims and (b) be deemed completed when made by the Disbursing Agent to the Indenture Trustee as if such Distributions were made directly to the Holders. The Indenture Trustee shall not be required to give any bond, surety, or other security for the performance of its duties with respect to such Distributions.

2. De Minimis Distributions

On each Distribution Date prior to the Final Distribution Date, the Disbursing Agent shall only distribute Cash to the Holder of an Allowed Claim if the amount of Cash to be

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distributed on account of such Claim is greater than or equal to $200 in the aggregate unless a request therefor is made in writing to the Plan Administrator.

On the Final Distribution Date, (i) if the aggregate amount of Cash to be distributed on account of an Allowed Claim is $200 or greater, a Distribution shall be made, and (ii) if the aggregate amount of Cash to be distributed on account of an Allowed Claim is less than $200, no Distribution shall be made, and any Claim in respect of such Distribution shall be forever barred from assertion against the Debtor or its Estate.

3. Undeliverable or Unclaimed Distributions Held by the Disbursing Agent

In the event that any Distribution to any Holder is returned as undeliverable, no Distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such Distribution shall be made to such Holder without interest; provided, however, that such Distribution shall be deemed unclaimed property under § 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property shall become Available Cash for Distribution to all other Holders of Allowed Claims (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such unclaimed property shall be released and forever barred from assertion against such Debtor and its Estate.

4. Time Bar to Cash Payment Rights

Checks issued in respect of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof. Requests for reissuance of any check shall be made to the Plan Administrator by the Holder of the Allowed Claim to whom such check originally was issued within 180 days after the date of the original check issuance. After such date, the Claim of any Holder to the amount represented by such voided check shall be released and forever barred from assertion against such Debtor and its Estate.

I. Other Provisions Applicable to Distributions in All Classes

1. Post-petition Interest

No interest shall accrue on any Claims on and after a Debtor’s applicable Petition Date unless the applicable Debtor is determined to be solvent. To the extent that any Debtor has Available Cash after all Allowed Claims against the Debtor have been satisfied in full in accordance with Section VI.A of this Plan, each Holder of Allowed Claim shall receive its Pro Rata Share of Available Cash, if any, to the fullest extent permissible under the Bankruptcy Code in satisfaction of post-petition interest on the Allowed amount of such Claims at the rate applicable in the contract or contracts on which such Allowed Claims is based (or, absent such contractual rate, at the Federal Judgment Rate) until such time as all post-petition interest on all such Allowed Claims has been paid in full.

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2. Compliance with Tax Requirements

In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the Plan Administrator or the Liquidating Trustee (as applicable) shall comply with all Tax withholding and reporting requirements imposed on it by any Governmental Unit, and all Distributions under this Plan shall be subject to such withholding and reporting requirements. All such amounts withheld and paid to the appropriate Governmental Unit shall be treated as if made directly to the Holder of an Allowed Claim or Allowed Interest.

The Plan Administrator and any Disbursing Agent shall be authorized to take any actions that they determine, in their reasonable discretion, to be necessary or appropriate to comply with such withholding and reporting requirements, including withholding Distributions pending receipt of information necessary to facilitate such Distributions, or establishing any other mechanisms they believe are reasonable and appropriate.

Notwithstanding any other provision of this Plan, each Person or Entity receiving or deemed to receive a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax imposed on such Person or Entity on account of such Distribution. The Plan Administrator or the Liquidating Trustee (as applicable) has the right, but not the obligation, to refuse to make a Distribution until a Holder of an Allowed Claim or Allowed Interest or Liquidating Trust Interest (as applicable) has made arrangements satisfactory to the Disbursing Agent for payment of any such Tax obligations. The Plan Administrator or the Liquidating Trustee (as applicable) may require, as a condition to its making a Distribution, that the Holder of an Allowed Claim, Allowed Interest or Liquidating Trust Interest (as applicable) provide a completed Form W-8, W-9 and/or other tax information to the Plan Administrator or Liquidating Trustee (as applicable).

If the Plan Administrator or Liquidating Trustee (as applicable) makes such a request and the Holder of an Allowed Claim or Allowed Interest fails to comply before the date that is 180 days after the initial request is made, the amount of such Distribution shall irrevocably revert to the applicable Debtor or Liquidating Trust and any Claim in respect of such Distribution shall be released and forever barred from assertion against such Debtor and its Estate or the Liquidating Trust (as applicable).

3. Allocation of Distributions

All Distributions to Holders of Allowed Claims that have components of principal and interest shall be deemed to apply first to the principal amount of such Claim until such principal amount is paid in full, and then the remaining portion of such Distributions, if any, shall be deemed to apply to any applicable accrued interest included in such Claim to the extent interest is payable under this Plan.

J. Claims Register

Prior to the Effective Date, transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 for which a notice of transfer has been Filed on or prior to the Distribution Record Date shall be treated as the Holders of such Claims for all purposes,

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notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

The Claims Register shall remain open after the Effective Date and the Plan Administrator shall recognize any transfer of Claims at any time thereafter; provided, however, that for purposes of each Distribution, except with respect to the transfer of Notes, the Plan Administrator will not recognize any transfer during the period commencing thirty (30) calendar days prior to a Distribution Date up to the Distribution Date; provided, further, however, that the transferability of Claims shall be on the following conditions: (i) no registration of such Claims is required by Section 12(g) of the Securities Exchange Act of 1934, (ii) no registration of the sale or resale of the Claims is required under the Securities Act of 1933, (iii) no registration of the Claims is required under state securities laws, and (iv) the transferability of Claims will not require the Debtors to file reports with the SEC other than those obligations such Debtors may already have.

Except as otherwise provided in this Plan, any transfer of a Claim, whether occurring prior to or after the Confirmation Date, shall not affect or alter the classification and treatment of such Claim under this Plan and any such transferred Claim shall be subject to classification and treatment under this Plan as if such Claim was held by the transferor who held such Claim on the Effective Date.

K. Exemption from Certain Taxes and Fees

Pursuant to § 1146(a) of the Bankruptcy Code, the following shall not be subject to any Tax or filing fee: (a) any transfer made pursuant hereto or pursuant to the Exit Facility Documents; (b) any sale, liquidation or other disposition by the Plan Administrator of any Property of the Estates; (c) the entry into or assignment of any lease or sublease; (d) the creation of any mortgage, deed of trust, Lien or other security interest; or (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with this Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, or assignments executed in connection with any of the foregoing or pursuant to this Plan. The Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such Tax or filing fee and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Tax or filing fee.

L. Exemption from Securities Laws

To the maximum extent provided by § 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance of any New Securities or Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any other applicable non-bankruptcy law or regulation.

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ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A. Treatment of Disputed Claims

No Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under this Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order (including, without limitation, the Confirmation Order) in the Chapter 11 Cases allowing such Claim. Notwithstanding any other provision of this Plan, no payments or Distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. The Plan Administrator shall, in accordance with the terms herein, establish appropriate disputed claims reserves for all Disputed Claims.

B. Objections to Claims

1. Authority to Prosecute, Settle and Compromise

The Plan Administrator’s rights to object to, oppose and defend against all Claims on any basis are fully preserved. As of the Effective Date, objections to, and requests for estimation of, all Claims against the Debtors may be interposed and prosecuted only by the Plan Administrator, which shall consult with the applicable Debtor’s director(s) or manager regarding the same.

The Plan Administrator may object to any Claims not previously Allowed by an order of the Bankruptcy Court or pursuant to this Plan prior to the Claims Objection Bar Date. After the Effective Date, only the Plan Administrator shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Plan Administrator may settle or compromise any Disputed Claim or any objection or controversy relating to any Claim without any further notice to or action, order or approval of the Bankruptcy Court.

2. Application of Bankruptcy Rules

To facilitate the efficient resolution of Disputed Claims, the Plan Administrator shall, notwithstanding Bankruptcy Rule 3007(c), be permitted to File omnibus objections to claims.

3. Expungement or Adjustment of Claims Without Objection

Any Claim that has been paid, satisfied, or superseded shall be expunged from the Claims Register by the Claims Agent at the request of the Plan Administrator, and any Claim that has been amended by the Holder of such Claim shall be adjusted on the Claims Register by the Claims Agent at the request of the Plan Administrator, without the Filing of a Claim objection and without any further notice to or action, order, or approval of the Bankruptcy Court.

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4. Deadline to File Objections to Claims

Any objections to Claims shall be Filed no later than the Claims Objection Bar Date. Upon motion to the Bankruptcy Court, the Plan Administrator may request, and the Bankruptcy Court may grant, an extension to the Claims Objection Bar Date generally or with respect to specific Claims. Any extension granted by the Bankruptcy Court shall not be considered to be a Plan modification under § 1127 of the Bankruptcy Code.

5. Claims Estimation

Prior to the Effective Date, the Plan Proponents and any party in interest, and from and after the Effective Date, the Plan Administrator, may request that the Bankruptcy Court estimate (a) any Disputed Claim pursuant to applicable law and (b) any contingent or unliquidated Claim pursuant to applicable law, including, without limitation, § 502(c) of the Bankruptcy Code, regardless of whether the Chapter 11 Trustee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim, contingent Claim, or unliquidated Claim, including during the litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. Notwithstanding any other provision of this Plan, a Claim that has been expunged from the Claims Register but that is subject to appeal or has not been the subject of a Final Order shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. Except as set forth below with respect to reconsideration under § 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any Disputed Claim, contingent Claim, or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim for all purposes under this Plan, including for purposes of Distributions. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate Distribution on account of such Claim. Notwithstanding § 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to § 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

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ARTICLE VIII.

TREATMENT OF EXECUTORY CONTRACTS

AND UNEXPIRED LEASES

A. Rejection of Executory Contracts and Unexpired Leases

1. Rejection

Except as otherwise provided in this Plan, in any contract, instrument, release or other agreement or document entered into in connection with this Plan or in a Final Order of the Bankruptcy Court, on the Effective Date, pursuant to § 365 of the Bankruptcy Code, the Debtors shall be deemed to reject each Executory Contract or Unexpired Lease (i) not previously assumed, assumed and assigned, rejected, expired, or terminated pursuant to its own terms during the Chapter 11 Cases, (ii) which is not the subject of a motion to assume Filed on or before the Confirmation Date, or (iii) which is not identified on Exhibit VIII.E.1. All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to § 365 of the Bankruptcy Code shall be treated as General Unsecured Claims against the appropriate Debtor and classified in the pertinent Class 6. Parties that desire to object to the rejection of a specific Executory Contract or Unexpired Lease must File an objection to this Plan by the deadline for filing objections thereto.

2. Approval of Rejection of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order by the Bankruptcy Court shall constitute the approval, pursuant to §§ 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the Executory Contracts and Unexpired Leases (other than those identified on Exhibit VIII.E.1) pursuant to Section VIII.A.1 of this Plan.

3. Bar Date for Rejection Damages

Claims against the Debtors arising out of the rejection of Executory Contracts or Unexpired Leases pursuant to this Plan must be Filed with the Claims Agent no later than thirty (30) days after the service of the Confirmation Order approving the rejection of such Executory Contract or Unexpired Lease. Any such Claims not Filed within such time shall be forever barred from assertion against the Debtors or their Estates.

B. Contracts and Leases Entered Into After the Applicable Petition Date

Counterparties to contracts and leases entered into after the applicable Petition Date by a Debtor, including any Executory Contracts and Unexpired Leases assumed by a Debtor, must File an Administrative Claim against the appropriate Debtor by the Administrative Claims Bar Date or Supplemental Administrative Claims Bar Date (if applicable) or have their rights forever waived and released.

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C. Insurance Policies

To the extent that any of the Debtors’ insurance policies and any agreements, documents or instruments with insurers relating thereto constitute Executory Contracts, such contracts shall be deemed assumed under this Plan. Nothing contained herein shall constitute or be deemed a waiver of any Causes of Action that the Debtors may hold against any Entity, including, without limitation, the insurer under any of the Debtors’ insurance policies.

D. Pre-existing Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such Executory Contract or Unexpired Lease. Notwithstanding any applicable non-bankruptcy law to the contrary, the Plan Administrator expressly reserves and does not waive any right to receive, or any continuing obligation of a non-Debtor party to provide, warranties, indemnifications or continued maintenance obligations on goods previously purchased, or services previously received, by the contracting Debtors from non-Debtor parties to rejected Executory Contracts or Unexpired Leases, and any such rights shall vest in the applicable Debtor as of the Effective Date.

E. Payments Related to the Assumption of Executory Contracts and Unexpired Leases

1. Assumption Generally

Except as otherwise provided herein, or in any contract, instrument, release or other agreement or document entered into in connection with this Plan, on the Effective Date, pursuant to § 365 of the Bankruptcy Code, the applicable Debtor shall assume each of the Executory Contracts and Unexpired Leases listed on Exhibit VIII.E.1; provided, however, at any time prior to the Effective Date, Exhibit VIII.E.1 may be amended to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection under Section VIII.A; or (b) add any Executory Contract or Unexpired Lease to Exhibit VIII.E.1, thus providing for its assumption pursuant to this Section VIII.E.1. The Plan Proponents shall File Exhibit VIII.E.1, and any amendments thereto, with the Bankruptcy Court as part of the Plan Supplement. Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on any Exhibit, nor anything contained herein, shall constitute an admission by a Debtor that any contract or lease is an Executory Contract or Unexpired Lease or that a Debtor has any liability thereunder.

Unless otherwise provided herein, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or terminated or is rejected or terminated pursuant to the terms of this Plan.

Modifications, amendments, supplements, and restatements to pre-petition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the

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Chapter 11 Cases shall not be deemed to alter the pre-petition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

Any Allowed Cure Amount Claims associated with the assumption of an Executory Contract or Unexpired Lease shall be paid by the Plan Administrator.

2. Approval of Assumptions and Procedures

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption of the Executory Contracts and Unexpired Leases described in Section VIII.E.1, pursuant to § 365 of the Bankruptcy Code, as of the Effective Date. The procedures for assumption of an Executory Contract or Unexpired Lease shall be as follows:

a. After the entry of the Confirmation Order, but prior to the Effective Date, the Plan Proponents shall serve upon each party to an Executory Contract or Unexpired Lease being assumed pursuant to this Plan notice of: (i) the contract or lease being assumed; (ii) the proposed Cure Amount Claim, if any; and (iii) the procedures for such party to object to the assumption of the applicable Executory Contract or Unexpired Lease and/or the amount of the proposed Cure Amount Claim.

b. Any Entity wishing to object to (i) the proposed assumption of an Executory Contract or Unexpired Lease under this Plan or (ii) the proposed amount of the related Cure Amount Claim must File and serve on respective counsel to the Plan Proponents a written objection setting forth the basis for the objection within twenty (20) days of service of the notice described in Section VIII.E.2.a.

c. If no objection to the proposed assumption or Cure Amount Claim is properly Filed and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease: (i) the proposed assumption of the Executory Contract or Unexpired Lease shall be approved in accordance with this Plan and the Confirmation Order, effective as of the Effective Date, without further action of the Bankruptcy Court; and (ii) the Cure Amount Claim identified by the Plan Proponents in the notice shall be fixed and shall be deemed Allowed and paid on or as soon as practicable after the Effective Date to the appropriate Executory Contract or Unexpired Lease counterparty.

d. If an objection to the proposed assumption or Cure Amount Claim is properly Filed and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease, the Plan Proponents and the objecting party may resolve such objection by stipulation, without further action of the Bankruptcy Court.

e. If an objection to the proposed assumption or Cure Amount Claim is properly Filed and served prior to the objection deadline with respect to an Executory Contract or Unexpired Lease and the parties are unable to resolve such objection then: (i) either party may notice the dispute for hearing by Filing a notice of hearing in the Bankruptcy Court no later than twenty (20) days prior to the hearing date; and (ii) the Plan Proponents may File a reply to such objection no later than seven (7) days prior to the proposed hearing date.

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f. If, at a hearing scheduled pursuant to Section VIII.E.2.e above, the Bankruptcy Court imposes requirements upon the Plan Proponents as a condition to assuming an Executory Contract or Unexpired Lease, or if the Bankruptcy Court determines that the Cure Amount Claim for a particular Executory Contract or Unexpired Lease is in excess of the amount proposed by the Plan Proponents, the Plan Proponents may, within their sole discretion, choose to reject such Executory Contract or Unexpired Lease by filing an appropriate amendment to Exhibit VIII.E.1 reflecting the removal of such Executory Contract or Unexpired Lease, within seven (7) days of the entry of a Final Order with respect to such matter. Claims against the Debtors arising out of the rejection of Executory Contracts or Unexpired Leases pursuant to an amendment to Exhibit VIII.E.1 of this Plan must be Filed with the Claims Agent no later than thirty (30) days after service of such amendment. Any such Claims not Filed within such time shall be forever barred from assertion against the Debtors or their Estates.

ARTICLE IX.

LIQUIDATING TRUST

A. Execution of Liquidating Trust Agreement

After the Effective Date, if the Plan Administrator determines that the creation of one or more Liquidating Trusts is in the best interests of one or more Debtors and Holders of Allowed Claims against and Interests in such Debtors, subject to the approval of the applicable Debtor’s board of directors or manager as applicable, the Plan Administrator and a Liquidating Trustee shall execute a Liquidating Trust Agreement, and shall take all other necessary steps to establish a Liquidating Trust and Liquidating Trust Interests therein, which shall be for the benefit of Liquidating Trust Beneficiaries. A Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of a Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS SECTION IX.A AND THE TERMS OF A LIQUIDATING TRUST AGREEMENT AS SUCH CONFLICT RELATES TO THE ESTABLISHMENT OF A LIQUIDATING TRUST, THE TERMS OF THIS SECTION IX.A SHALL GOVERN.

B. Purpose of the Liquidating Trust

Each Liquidating Trust shall be established for the sole purpose of liquidating and distributing the Property of the Estate the Debtor contributed to such Liquidating Trust in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

C. Liquidating Trust Assets

Each Liquidating Trust shall consist of Liquidating Trust Assets. After the creation of a Liquidating Trust pursuant to Section IX.A of this Plan, the Plan Administrator shall transfer all of the Liquidating Trust Assets to a Liquidating Trust. Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in a Liquidating Trust Agreement. Such

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transfer shall be exempt from any Tax to which the exemption under § 1146 of the Bankruptcy Code applies.

D. Administration of the Liquidating Trust

Each Liquidating Trust shall be administered by a Liquidating Trustee pursuant to a Liquidating Trust Agreement and this Plan.

IN THE EVENT OF AN INCONSISTENCY BETWEEN THIS PLAN AND A LIQUIDATING TRUST AGREEMENT AS SUCH CONFLICT RELATES TO ANYTHING OTHER THAN THE ESTABLISHMENT OF A LIQUIDATING TRUST, THE LIQUIDATING TRUST AGREEMENT SHALL CONTROL.

E. Liquidating Trustee’s Tax Power for Debtors

A Liquidating Trustee shall have the same authority in respect of all Taxes of the Debtors, and to the same extent, as if the Liquidating Trustee were the Debtor.

F. Investments of Available Cash

A Liquidating Trustee may invest Cash (including any Available Cash received from the Plan Administrator and earnings thereon or proceeds therefrom); provided, however, that such investments are investments permitted to be made by a “liquidating trust” within the meaning of Treas. Reg. § 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings or other controlling authorities.

G. Distribution of Available Cash on Account of Liquidating Trust Interests

A Liquidating Trustee is required to distribute to the Holders of Allowed Claims or Interests on account of their Liquidating Trust Interests, on a semi-annual basis, all Available Cash (including any Cash received from the Plan Administrator and treating any permissible investment as Cash for purposes of this Section IX.G), less such amounts that may be reasonably necessary to (i) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (ii) pay reasonable incurred or anticipated expenses (including, without limitation, any taxes imposed on or payable by the Plan Administrator or Liquidating Trust or in respect of the Liquidating Trust Assets), or (iii) satisfy other liabilities incurred or anticipated by such Liquidating Trust in accordance with this Plan or Liquidating Trust Agreement; provided, however, that such Liquidating Trustee shall not be required to make a Distribution pursuant to Section IX.G of this Plan if such Liquidating Trustee determines that the expense associated with making the Distribution would likely utilize a substantial portion of the amount to be distributed, thus making the Distribution impracticable.

H. Federal Income Tax Treatment of Liquidating Trust

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), for all United States federal income tax purposes, all parties (including, without limitation, the Debtors, a Liquidating Trustee and Liquidating Trust

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Beneficiaries) shall treat the transfer of Liquidating Trust Assets to a Liquidating Trust as (i) a transfer of Liquidating Trust Assets (subject to any obligations relating to those assets) directly to Liquidating Trust Beneficiaries (other than to the extent Liquidating Trust Assets are allocable to Disputed Claims), followed by (ii) the transfer by such beneficiaries to a Liquidating Trust of Liquidating Trust Assets in exchange for Liquidating Trust Interests. Accordingly, except in the event of contrary definitive guidance, Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to Disputed Claims). The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes. For the purpose of this Section IX.H, the terms “party” and “Liquidating Trust Beneficiary” shall not include the United States or any agency or department thereof, or any officer or employee thereof acting in such capacity.

I. Tax Reporting

a. A Liquidating Trustee shall file tax returns for a Liquidating Trust treating such Liquidating Trust as a grantor trust pursuant to Treas. Reg. § 1.671-4(a) and in accordance with this Section IX.I. A Liquidating Trustee also shall annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holders’ underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

b. Allocations of Liquidating Trust taxable income among Liquidating Trust Beneficiaries (other than taxable income allocable to any assets allocable to, or retained on account of, Disputed Claims) shall be determined by reference to the manner in which an amount of Available Cash representing such taxable income would be distributed (were such Available Cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, other than assets allocable Disputed Claims) to the holders of Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from a Liquidating Trust. Similarly, taxable loss of a Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets. The tax book value of Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the date Liquidating Trust Assets are transferred to a Liquidating Trust, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

c. As soon as reasonably practicable after Liquidating Trust Assets are transferred to a Liquidating Trust, a Liquidating Trustee shall make a good faith valuation of Liquidating Trust Assets. Such valuation shall be made available from time to time to all parties to the Liquidating Trust (including, without limitation, the Debtors and Liquidating Trust Beneficiaries), to the extent relevant to such parties for tax purposes, and shall be used consistently by such parties for all United States federal income tax purposes.

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d. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by a Liquidating Trustee of a private letter ruling if such Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Liquidating Trustee), such Liquidating Trustee (i) may timely elect to treat any Liquidating Trust Assets allocable to Disputed Claims as a “disputed ownership fund” governed by Treas. Reg. § 1.468B-9, and (ii) to the extent permitted by applicable law, shall report consistently for state and local income tax purposes. If a “disputed ownership fund” election is made, all parties (including such Liquidating Trustee, the Plan Administrator, and Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

e. A Liquidating Trustee shall be responsible for payment, out of Liquidating Trust Assets, of any taxes imposed on a Liquidating Trust or its assets.

f. A Liquidating Trustee may request an expedited determination of taxes of a Liquidating Trust, including any reserve for Disputed Claims, or of the Debtor as to whom the Liquidating Trust was established, under § 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, such Liquidating Trust or the Debtor for all taxable periods through the dissolution of such Liquidating Trust.

J. Dissolution of a Liquidating Trust

a. A Liquidating Trustee and Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) all of the Liquidating Trust Assets have been distributed pursuant to this Plan and a Liquidating Trust Agreement, (ii) a Liquidating Trustee determines, in its sole discretion, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, or (iii) all Distributions required to be made by a Liquidating Trustee under this Plan and a Liquidating Trust Agreement have been made; provided, however, that in no event shall a Liquidating Trust be dissolved later than three (3) years from the creation of such Liquidating Trust pursuant to Section IX.A of this Plan unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

b. If at any time a Liquidating Trustee determines, in reliance upon such professionals as a Liquidating Trustee may retain, that the expense of administering a Liquidating Trust so as to make a final Distribution to Liquidating Trust Beneficiaries is likely to exceed the value of the assets remaining in such Liquidating Trust, such Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve such Liquidating Trust, (ii) donate any balance to a charitable organization (w) described in § 501(c)(3) of the IRC, (x) exempt from United States federal income tax under § 501(a) of the IRC, (y) not a “private foundation”, as defined in § 509(a) of the IRC, and (z) that is unrelated to

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the Debtors, such Liquidating Trust, and any insider of such Liquidating Trustee, and (iii) dissolve such Liquidating Trust.

ARTICLE X.

ACCEPTANCE, CONFIRMATION, VOTING,

AND EFFECTIVE DATE OF THIS PLAN

A. Acceptance of this Plan

This Plan is provided in connection with the solicitation of acceptances. The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the allowed claims of that class that have actually voted to accept or reject a plan. The Bankruptcy Code defines acceptance of a plan by a class of interests as acceptance by holders of at least two-thirds in amount of the allowed interests of that class that have actually voted to accept or reject a plan.

If one or more Impaired Classes rejects this Plan, the Plan Proponents may, in their discretion, nevertheless seek confirmation of the Plan if the Plan Proponents believe that they will be able to meet the requirements of § 1129(b) of the Bankruptcy Code for confirmation of the Plan (which are set forth below), despite lack of acceptance by all Impaired Classes.

B. Confirmation

1. Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires a bankruptcy court, after notice, to hold a hearing on confirmation of a plan. Notice of the Confirmation Hearing respecting this Plan has been provided to all known Holders of Claims and Interests or their Representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of a plan. Any objection to Confirmation of this Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the Debtors’ Estates, and the basis for the objection and the specific grounds in support thereof. Such objection must be Filed with the Bankruptcy Court, with a copy forwarded directly to the Chambers of the Honorable Martin Glenn, United States Bankruptcy Court, together with proof of service thereof, and served upon the parties listed in Section XIII.J of this Plan, so as to be received no later than the date and time designated in the notice of the Confirmation Hearing.

2. Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan, even if such plan has not been accepted by all impaired classes entitled to vote on such plan, provided that such plan has been accepted by at least one impaired class. If any Impaired

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Classes reject or are deemed to have rejected the Plan, the Plan Proponents reserve the right to seek the application of the statutory requirements set forth in § 1129(b) of the Bankruptcy Code for Confirmation of the Plan despite the lack of acceptance by all Impaired Classes.

Section 1129(b) of the Bankruptcy Code provides that notwithstanding the failure of an impaired class to accept a plan, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under and has not accepted the plan.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of secured claims includes the requirements that (a) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan, and (b) each holder of a secured claim in the class receive deferred cash payments totaling at least the allowed amount of such claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the liens.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the requirement that either (a) such class receive or retain under the plan property of a value as of the effective date of the plan equal to the allowed amount of such claim, or (b) if the class does not receive such amount, no class junior to the non-accepting class will receive a distribution under the plan.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of interests includes the requirements that either (a) the plan provides that each holder of an equity interest in such class receive or retain under the plan, on account of such equity interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled, or (iii) the value of such equity interest, or (b) if the class does not receive such amount, no class of interests junior to the non-accepting class will receive a distribution under the plan.

If any Impaired Class of Claims or Interests entitled to vote on this Plan does not accept this Plan by the requisite majority provided in § 1126(c) of the Bankruptcy Code, the Plan Proponents collectively, and the Creditor Co-Proponents separately reserve the right to amend this Plan in accordance with Section XIII.A hereof or undertake to have the Bankruptcy Court confirm this Plan under § 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims or Interests that are deemed to reject this Plan, the Plan Proponents shall request that the Bankruptcy Court confirm this Plan pursuant to § 1129(b) of the Bankruptcy Code.

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C. Voting

1. Voting of Claims and Interests

Each Holder of an Allowed Claim or Allowed Interest in an Impaired Class that is entitled to vote on this Plan pursuant to Article III of this Plan shall be entitled to vote separately to accept or reject this Plan as provided in an order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan, or any other order or orders of the Bankruptcy Court.

2. Elimination of Vacant Classes

Any Class of Claims or Interests that does not include an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall, without further action, be eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to § 1129(a)(8) of the Bankruptcy Code.

3. Presumed Acceptance by Non-Voting Classes

IF A CLASS CONTAINS CLAIMS OR INTERESTS ELIGIBLE TO VOTE AND SUCH HOLDERS OF CLAIMS OR INTERESTS WERE GIVEN THE OPPORTUNITY TO VOTE TO ACCEPT OR REJECT THIS PLAN AND NOTIFIED THAT A FAILURE OF ANY HOLDER OF CLAIMS OR INTERESTS IN SUCH IMPAIRED CLASS TO VOTE TO ACCEPT OR REJECT THIS PLAN WOULD RESULT IN SUCH IMPAIRED CLASS OF CLAIMS OR INTERESTS BEING DEEMED TO HAVE ACCEPTED THIS PLAN, BUT NO HOLDER OF CLAIMS OR INTERESTS IN SUCH IMPAIRED CLASS OF CLAIMS OR INTERESTS VOTED TO ACCEPT OR REJECT THIS PLAN, THEN SUCH CLASS OF CLAIMS OR INTERESTS SHALL BE DEEMED TO HAVE ACCEPTED THIS PLAN.

4. Controversy Concerning Impairment

If a controversy arises as to whether any Claim or Interest, or any Class of Claims or Interests, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy at or before the Confirmation Hearing.

5. Special Provision Governing Unimpaired Claims

Except as otherwise provided in this Plan, nothing under this Plan shall affect the rights of the Plan Proponents in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

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D. Effective Date of this Plan

1. Conditions to the Effective Date

The Effective Date, with respect to a particular Debtor, shall not occur, and this Plan shall not be consummated with respect to such Debtor, unless and until the following conditions have been satisfied or duly waived pursuant to Section X.D.2:

a.	The Bankruptcy Court shall have entered the Confirmation Order, inter alia, approving and authorizing the Plan Proponents to take all actions necessary or appropriate to implement this Plan, and the implementation and consummation of the contracts, instruments, and other agreements or documents entered into or delivered in connection with this Plan.

b.	The Confirmation Order shall not be stayed in any respect.

c.	All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of this Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Plan Proponents, including the certificate of incorporation, by-laws, or articles of organization, as applicable, of the Debtors which shall have been amended to the extent necessary to effectuate this Plan.

d.	The Exit Facility Agreement shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof and the closing of the Exit Facility shall have occurred.

e.	All authorizations, consents and regulatory approvals, if any, required in connection with the consummation of this Plan are obtained and not revoked.

f.	The Estate, to the extent applicable, shall include Cash in an amount equal to or exceeding the total of the sum of (1) Allowed Administrative Claims, (2) Allowed Priority Tax Claims, (3) Allowed Priority Non-Tax Claims, (4) Allowed Secured Claims (to the extent a Cash payment is required to satisfy such Allowed Secured Claims), (5) the Professional Fee Reserve Amount, (6) the Creditor Co-Proponents Fee Reserve Amount, and (7) the Plan Administration Expenses Reserve Amount.

g.	This Plan and all exhibits to this Plan shall have been Filed and shall not have been materially amended, altered or modified from this Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Section XIII.A.

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For purposes of clarity, the satisfaction of the foregoing Conditions to the Effective Date by a particular Debtor shall result in the occurrence of the Effective Date and this Plan can be consummated as to such Debtor regardless of whether any other Debtor has satisfied the Conditions to the Effective Date.

2. Waiver of Conditions to the Effective Date

All conditions to the Effective Date set forth in Sections X.D.1(c) and (e) above may be waived in whole or part at any time by the Creditor Co-Proponents in their sole and absolute discretion without an order of the Bankruptcy Court; provided, however, that the conditions in Section X.D.1(d) above can only be waived by all of the Plan Proponents. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.

3. Effect of Nonoccurrence of Conditions to the Effective Date

If each of the conditions to the Effective Date has not been satisfied or duly waived in accordance with Section X.D.2 of this Plan within one-hundred eighty (180) days of the entry of the Confirmation Order, then upon motion by the Creditor Co-Proponents made before the time that each of such conditions has been satisfied or waived, and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that if each of the conditions to the Effective Date has not been satisfied or duly waived in accordance with Section X.D.2 of this Plan within one (1) year of the entry of the Confirmation Order, the Chapter 11 Trustee may bring such motion; and provided, further, however, that notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is satisfied or waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section X.D.3, then this Plan shall be null and void in all respects.

4. Request for Waiver of Stay of Confirmation Order

This Plan shall serve as a motion seeking a waiver of the stay of the Confirmation Order imposed by Bankruptcy Rule 3020(e). Any objection to this request for waiver shall be Filed with the Bankruptcy Court and served on the parties listed in Section XIII.J on or before the Voting Deadline, or such other date as may be fixed by the Bankruptcy Court. In the event any such objections are timely Filed, they shall be addressed at or prior to the Confirmation Hearing.

ARTICLE XI.

EFFECTS OF CONFIRMATION

A. Vesting of Assets

Upon the Effective Date, pursuant to § 1141(b) and (c) of the Bankruptcy Code, all Property of the Estate of each Debtor shall vest in that Debtor free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided herein. From and after the

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Effective Date, the Plan Administrator, on behalf of the Debtors, may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease and disposition of Property of the Estate, and the entry into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as explicitly provided herein.

B. Binding Effect

On and after the Effective Date, the provisions of this Plan shall bind any Holder of a Claim against, or Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under this Plan and whether or not such Holder has accepted this Plan.

C. Resolution of Intercompany Claims

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval pursuant to § 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 of the Interco Settlement, and further, will constitute the Bankruptcy Court’s finding that such settlement is (i) in exchange for the good and valuable consideration provided by the Debtors, representing good faith settlement and compromise of the Claims resolved herein; (ii) in the best interests of the Debtors and all holders of Claims and Interests; (iii) fair, equitable, and reasonable; (iv) approved after due notice and opportunity for hearing; and (v) a bar to any of the Holders of Claims against and Interests in the Debtors asserting any Claim inconsistent with the Interco Settlement.

D. Injunction

Except as expressly provided in this Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, or as agreed to by a Holder of a Claim or Interest and the Plan Administrator (on behalf of a Debtor), all Entities (other than the Debtors) who have held, hold or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been Filed or not), along with their respective present or former employees, agents, officers, directors or principals, are permanently enjoined, on and after the Effective Date, solely with respect to any Claims or Interests that are treated pursuant to this Plan, from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Protected Parties or the property of the Debtors, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Protected Parties or the property of any of the Debtors, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Protected Parties or the property of any of the Debtors, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Protected Parties or the property of any of the Debtors, except as contemplated

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or allowed by this Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan; and (vi) taking any actions to interfere with the implementation or consummation of this Plan.

Notwithstanding anything in the Plan to the contrary, including any injunction under the Plan, nothing in the Plan, any amendment to the Plan, or in the Confirmation Order, shall enjoin, preclude or otherwise affect in any way the Securities Plaintiffs from seeking or obtaining any discovery, or pursuing any claims and recoveries, including without limitation by way of settlement or judgment, against any non-Debtor defendants, including without limitation appeals, or from pursuing or recovering on any Claims against the Debtors but only to the extent that one or more Securities Plaintiffs have the legal right to recover in an action brought by such Securities Plaintiffs directly against an insurer of Holdings Ltd. under an applicable insurance policy; provided, however, that the Debtors will retain all available remedies they may have to prevent the Securities Plaintiffs from recovering any property other than the Distributions provided in the Plan on account of their Claims against the Debtors.

ARTICLE XII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases on and after the Effective Date to the full extent legally permissible, including jurisdiction to:

a. Allow, disallow, estimate, determine, liquidate, reduce, classify, reclassify, estimate or establish the priority or secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the amount, allowance, priority or classification of Claims or Interests;

b. Decide and resolve all matters relating to the granting or denial, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

c. Resolve any matters related to the assumption or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including (i) any Cure Amount Claims, (ii) the Plan Administrator amending, modifying, or supplementing, after the Effective Date, the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; or (iii) any dispute regarding whether a contract or lease is or was executory or expired;

d. Ensure that Distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of this Plan;

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e. Adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving any Debtor or Estate that may be pending on the Effective Date or brought thereafter;

f. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with this Plan, the Disclosure Statement or the Confirmation Order;

g. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to this Plan or any Entity’s rights arising from or obligations incurred in connection with this Plan or such documents;

h. Modify this Plan before or after the Effective Date pursuant to § 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

i. Issue injunctions, enforce the injunctions contained in this Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

j. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to this Plan are enjoined or stayed;

k. Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the Disclosure Statement or the Confirmation Order;

l. Enforce or clarify any orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

m. Enter a final decree closing the Chapter 11 Cases;

n. Determine matters concerning state, local and federal Taxes in accordance with §§ 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes and any requests for expedited determination under § 505(b) of the Bankruptcy Code Filed, or to

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be Filed, with respect to tax returns of the Debtors and of any Liquidating Trust for any and all taxable periods ending after the Initial Debtors’ Petition Date through the Closing Date; and

o. Hear any other matter over which the Bankruptcy Court has jurisdiction under the provisions of the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

A. Modification of this Plan

The Plan Proponents collectively, and the Creditor Co-Proponents separately, may alter, amend or modify this Plan pursuant to § 1127 of the Bankruptcy Code at any time prior to the Confirmation Date and, as appropriate, not resolicit votes on such modified Plan. After the Confirmation Date and prior to substantial consummation of this Plan, Plan Proponents collectively, and the Creditor Co-Proponents separately, may, so long as the treatment of Holders of Claims against and Interests in the Debtors under this Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and any other matters as may be necessary to carry out the purposes and effects of this Plan; provided, however, notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002 or as the Bankruptcy Court shall otherwise order.

B. Plan Supplement and Additional Documents

The documents listed on the “Table of Exhibits” prefixed to this Plan, together with the amended certificate, by-laws and articles of organization of the Debtors (if any) in accordance with Section V.E, the Plan Trust Agreement shall be contained in the Plan Supplement that the Plan Proponents File with the Bankruptcy Court at least ten (10) days prior to the Voting Deadline (to the extent not previously Filed). Upon its filing with the Bankruptcy Court, the Plan Supplement may be obtained on the Document Website or by request to the Plan Proponents in accordance with Section XIII.J of this Plan.

On or before the Effective Date, the Plan Proponents may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Plan Proponents and all Holders of Claims or Interests receiving Distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

C. Revocation of this Plan

The Creditor Co-Proponents reserve the right to revoke or withdraw this Plan prior to the Confirmation Date. If the Creditor Co-Proponents revoke or withdraw this Plan, or if Confirmation does not occur, then this Plan shall be null and void in all respects, and nothing contained in this Plan, nor any action taken or not taken by the Plan Proponents with respect to

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this Plan, the Disclosure Statement or the Confirmation Order, shall be or shall be deemed to be: (i) a waiver or release of any claims by or against, or any Interests in, any Debtor; (ii) an admission of any sort by any Debtor or any other party in interest, or (iii) prejudicial in any manner to the rights of any Debtor or any other party in interest.

D. Severability of Plan Provisions

If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms; (ii) integral to this Plan and may not be deleted or modified without the Creditor Co-Proponents’ consent; and (iii) non-severable and mutually dependent.

E. Post-Effective Date Reporting

Beginning the first quarter-end following the Effective Date and until the closing of each of the Chapter 11 Cases, within thirty (30) days after the end of such period, the Plan Administrator shall issue quarterly reports and make disclosures of material events that would otherwise be required to be disclosed in a Form 8-K if the reporting Debtor was a public company subject to SEC reporting requirements. Such reports and disclosures shall be made available on a public website to be established by the Plan Administrator and shall be accessible to all Holders of Claims and Interests simultaneously. The Plan Administrator shall not make available any report or disclosure (or the contents thereof) to any Holder of a Claim or Interest, including the Creditor Co-Proponents, in advance of the report or disclosure being posted to the website.

Each quarterly report shall contain a cash flow statement which shall show Distributions by Class during the prior quarter, an unaudited balance sheet, the terms of any settlement of an individual Claim in an amount greater than $25 million, the terms of any litigation settlement where the Cause of Action was greater than $25 million or the settlement is for more than $25 million, the terms of any sale of Property of the Estate where the face amount of such asset is $25 million or greater, and such other information as would be required to be disclosed in a Form 8-K if the reporting Debtor was a public company subject to SEC reporting requirements.

Notwithstanding the foregoing, after two (2) years from the quarter-end after the Effective Date, the Plan Administrator or the board of directors or manager for a Debtor may in its sole discretion modify or include less information in such reports if the Plan Administrator or the board of directors or manager for a Debtor determines in its reasonable discretion and

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specifies in writing in the first quarterly report in which such modification is made, that the prior full reporting is unwarranted.

For greater certainty, no Debtor will be subject to SEC reporting requirements.

F. Preservation of Documents

From and after the Effective Date, the Debtors, the Plan Administrator, any Liquidating Trustee or any transferee of the Documents shall preserve and maintain all of the Documents, and shall not destroy or otherwise abandon any such Documents absent thirty (30) days written notice to parties in interest, including the Securities Plaintiffs’ counsel. Any party in interest, including the Securities Plaintiffs (for so long as their litigation is pending), may cause the Documents to be preserved and maintained but solely at such requesting party’s expense.

G. Issuance of New Securities

In the discretion of the Plan Administrator, Holdings Ltd. (i) may form and transfer certain assets of the Debtors to new (or utilize existing) entities, including, without limitation, one or more separately managed partnerships, REITs or other investment vehicles, to hold certain assets of the Debtors and, (ii) may, in connection therewith, issue New Securities for Distribution under this Plan. In the event that the Plan Administrator determines to issue New Securities, each Holder of Allowed Claims or Interests against a Debtor that contributed assets to the entity issuing New Securities shall receive the relevant New Securities as Distributions in accordance with this Plan. The New Securities shall be valued as of the date of the issuance and the Holders of Allowed Claims or Interests receiving such New Securities shall be deemed satisfied to the extent of the value of the New Securities.

H. Dissolution of the Committee

On the Effective Date, the Committee shall dissolve automatically and all members, employees or agents thereof shall cease to have any duty, obligation or role arising from or related to the Chapter 11 Cases. The Committee and Professionals retained by the Committee shall not be entitled to be heard on any issue or assert any Professional Fee Claim whatsoever for any services rendered or expenses incurred after the Effective Date, except fees necessarily incurred to File, prepare and defend any fee application.

I. Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in this Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, Representative, beneficiary, or guardian, if any, of each Entity.

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J. Service of Documents

Any pleading, notice or other document required by this Plan or the Confirmation Order to be served on or delivered to counsel to the parties identified below must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

Counsel to Creditor Co-Proponents	Bruce Bennett Bennett L. Spiegel Lori Sinanyan JONES DAY 555 South Flower Street, Fiftieth Floor Los Angeles, CA 90071 Telephone: (213) 243-2533 Facsimile: (213) 243-2539

Counsel to the Chapter 11 Trustee, Co-Proponent

Brett H. Miller

Melissa A. Hager

Craig A. Damast

John A. Pintarelli

William M. Hildbold

MORRISON & FOERSTER LLP

1290 Avenue of the Americas

New York, New York 10104

Telephone: (212) 468-8000

Facsimile: (212) 468-7900

Counsel to the Committee	Martin J. Bienenstock Michael P. Kessler Irena M. Goldstein PROSKAUER ROSE LLP Eleven Times Square New York, NY 10036-8299 Telephone: (212) 969-3000 Facsimile: (212) 969-2900

U.S. Trustee	Brian Masumoto OFFICE OF THE UNITED STATES TRUSTEE 33 Whitehall Street, Suite 2100 New York, NY 10004 Telephone: (212) 510-0500

K. Plan Controls

IN THE EVENT AND TO THE EXTENT THAT ANY PROVISION OF THIS PLAN IS INCONSISTENT WITH THE PROVISIONS OF THE DISCLOSURE STATEMENT, THE PROVISIONS OF THIS PLAN SHALL CONTROL AND TAKE PRECEDENCE.

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Dated: April 1, 2013	Respectfully submitted,

THE PLAN PROPONENTS:

BARCLAYS CAPITAL

By:	/s/ Dan Crowley
Dan Crowley
Managing Director

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

BLUEMOUNTAIN TIMBERLINE LTD.

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.

BLUEMOUNTAIN LONG SHORT GRASMOOR FUND LTD.

BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND P.L.C. A SUB- FUND OF AAI BLUEMOUNTAIN FUND P.L.C.

BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	BlueMountain Capital Management, LLC, Investment Manager

By:	/s/ Paul A. Friedman
Paul A. Friedman Head of US Legal

CASPIAN CAPITAL LP

By:	/s/ Richard D. Holahan, Jr.
Richard D. Holahan, Jr.
Authorized Signatory

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CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Robert N. Hay, Jr.
Robert N. Hay, Jr. Is Attorney

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Robert N. Hay, Jr.
Robert N. Hay, Jr. Is Attorney

CYRUS CAPITAL PARTNERS, L.P., in its capacity as Investment Manager

By:	/s/ David Milich
David Milich
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ray Costa
Ray Costa
Managing Director

KNIGHTHEAD CAPITAL MANAGEMENT, LLC on behalf of funds and certain accounts it manages

By:	/s/ Laura L. Torrado
Laura L. Torrado
General Counsel

P SCHOENFELD ASSET MANAGEMENT LP

By:	/s/ Martha Mensoian
Martha Mensoian
General Counsel

THE ROYAL BANK OF SCOTLAND PLC,

By:	RBS Securities Inc., its agent

By:	/s/ Jeff Farkas
Jeff Farkas
Managing Director

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SCOGGIN WORLDWIDE FUND, LTD.

By:	Old Bellows Partners LP, its Investment Manager Old Bell Associates LLC, its General Partner

By:	/s/ Dev Chodry
Authorized Signatory

SCOGGIN CAPITAL MANAGEMENT II LLC
By:	Scoggin LLC, its Investment Manager

By:	/s/ Dev Chodry
Authorized Signatory

SCOGGIN INTERNATIONAL FUND LTD
By:	Scoggin LLC, its Investment Manager

By:	/s/ Dev Chodry
Authorized Signatory

SERENGETI ASSET MANAGEMENT LP

By:	/s/ Marc Baum
Director

SPCP GROUP, LLC; SILVER POINT CAPITAL FUND, L.P. and SILVER POINT CAPITAL OFFSHORE MASTER FUND, L.P., each by Silver Point Capital, L.P., as manager or investment manager

By:	/s/ Michael Gatto
Authorized Signatory

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WATERSTONE CAPITAL MANAGEMENT, LP, as agent on a several not joint basis for:

Prime Capital Master SPC—GOT WAT MAC Segregated Portfolio

Waterstone MF Fund, Ltd.

Nomura Waterstone Market Neutral Fund

Waterstone Market Neutral MAC 51 Ltd.

Waterstone Market Neutral Master Fund Ltd.

Waterstone Offshore ER Fund, Ltd.

Waterstone Distressed Opportunities Master Fund, Ltd.

Waterstone Offshore AD Fund, Ltd.

By:	/s/ Jeffrey C. Erb
Jeffrey C. Erb
General Counsel

LOUIS J. FREEH, CHAPTER 11 TRUSTEE

By:	/s/ Louis J. Freeh

Filed by:

/s/ Bruce Bennett	/s/ Brett H. Miller
JONES DAY Bruce Bennett Bennett L. Spiegel Lori Sinanyan 555 South Flower Street, Fiftieth Floor Los Angeles, CA 90071 Tel: (213) 243-2533 Fax: (213) 243-2539 Counsel for the Creditor Co-Proponents

MORRISON & FOERSTER LLP

Brett H. Miller

Melissa A. Hager

Craig A. Damast

John A. Pintarelli

William M. Hildbold

1290 Avenue of the Americas

New York, New York 10104

Tel: (212) 468-8000

Fax: (212) 468-7900

Counsel for the Chapter 11 Trustee, Co-Proponent

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EXHIBIT B

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
:
In re	:	Chapter 11
:
MF GLOBAL HOLDINGS LTD., et al.,	:	Case No. 11-15059 (MG)
:
Debtors.	:	(Jointly Administered)
:
:
x

AMENDED AND RESTATED JOINT PLAN OF LIQUIDATION PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE FOR MF GLOBAL HOLDINGS LTD.,

MF GLOBAL FINANCE USA INC., MF GLOBAL CAPITAL LLC, MF GLOBAL FX

CLEAR LLC, MF GLOBAL MARKET SERVICES LLC, AND MF GLOBAL

HOLDINGS USA INC.

This Plan has not been confirmed by the Bankruptcy Court and it does not create binding obligations upon any party or entity until this Plan is confirmed by an order of the Bankruptcy Court and each of the conditions to its effectiveness is satisfied or waived. This Plan is not an offer to purchase or sell any securities. Acceptances or rejections with respect to this Plan are being solicited as the disclosure statement has been approved by the Bankruptcy Court [Docket No. 1101]. YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THIS PLAN FOR ANY PURPOSE PRIOR TO THE CONFIRMATION OF THIS PLAN BY THE BANKRUPTCY COURT.

Dated: ~~February 20~~April 1, 2013

JONES DAY	MORRISON & FOERSTER LLP
Bruce Bennett	Brett H. Miller
Bennett L. Spiegel	Melissa A. Hager
Lori Sinanyan	Craig A. Damast
555 South Flower Street, Fiftieth Floor	John A. Pintarelli
Los Angeles, CA 90071	William M. Hildbold
Tel: (213) 243-2533	1290 Avenue of the Americas
Fax: (213) 243-2539	New York, New York 10104
Tel: (212) 468-8000
Counsel for the Creditor Co-Proponents	Fax: (212) 468-7900

Counsel for the Chapter 11 Trustee, Co-Proponent

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8. Non-Consolidation of the Debtors	25

9. Severability of Joint Plans	25

B. Treatment of Claims Against and Interests in the Debtors	26

1. Priority Non-Tax Claims (Classes 1A through 1F)	26

2. Secured Claims (Class 2A, 2B, 2C, 2D, 2E and 2F)	26

3. JPMorgan Secured Setoff Claim Against Holdings Ltd. (Class 3A)	27

4. JPMorgan Secured Setoff Claim Against Finance USA (Class 3B)	27

5. Convenience Claims (Class 4A, 4B and 4F)	27

6. Liquidity Facility Unsecured Claims Against Holdings Ltd. (Class 5A)	28

7. Liquidity Facility Unsecured Claims Against Finance USA (Class 5B)	~~28~~29

8. General Unsecured Claims Against Holdings Ltd. (Class 6A)	~~29~~30

9. General Unsecured Claims Against Debtors Other than Holdings Ltd. (Classes 6B through 6F)	~~29~~30

10. Subordinated Claims (Class 7A through 7F)	~~30~~31

11. Preferred Interests in Holdings Ltd. (Class 8A)	~~31~~32

12. Common Interests in Holdings Ltd. (Class 9A)	~~31~~32

13. Common Interests in Debtors Other than Holdings Ltd. (Class 9B through 9F)	~~32~~33

C. Treatment of Intercompany Claims	33

D. Distributions on Account of Allowed Claims and Interests	~~33~~34

IV. MEANS FOR IMPLEMENTATION OF THIS PLAN	~~33~~34

A. Plan Funding	~~33~~34

B. Exit Facility	34

C. Plan Administrator	~~34~~35

D. Plan Trust	~~36~~37

E. Pre-Effective Date Employees or Independent Contractors	37

F. Implementation of Interco Settlement	~~37~~38

G. Preservation of Causes of Action	~~37~~38

H. Investment of Available Cash	~~37~~38

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I. Allocation of Professional Fee Reserve Amount, Creditor Co-Proponent Fee Reserve Amount, Indenture Trustee Fee Reserve Amount, and Plan Administration Expenses Reserve Amount	38

J. Reservation of Rights to Reclassify Certain Claims and Interests	~~38~~39

K. Means of Cash Payments	~~38~~39

V. CORPORATE GOVERNANCE	~~38~~39

A. Corporate Form	~~38~~39

B. The Holdings Ltd. Board of Directors	39

1. Composition of the Director Selection Committee	39

2. Composition and Selection of the Holdings Ltd. Board of Directors	~~39~~40

3. Powers of the Holdings Ltd. Board of Directors	~~39~~40

4. Term of the Holdings Ltd. Board of Directors	~~40~~41

C. Subsidiary Debtor Post-Effective Date Management	~~40~~41

D. Corporate Existence	~~40~~41

1. Maintaining Debtors in Good Standing	~~40~~41

2. Sales of Assets and Wind-Down	~~40~~41

3. Dissolving Debtors or Non-debtor U.S. Subsidiaries	41

4. Effectuating Dissolution	~~41~~42

5. Closing of Chapter 11 Cases	~~41~~42

E. Certificate of Incorporation, By-Laws, Articles of Organization	~~41~~42

VI. PROVISIONS REGARDING DISTRIBUTIONS UNDER THIS PLAN	~~42~~43

A. Distributions of Available Cash	~~42~~43

B. Selection of Distribution Dates for Allowed Claims	~~42~~43

C. Limitations on Amounts to Be Distributed to Holders of Allowed Claims Otherwise Insured	~~43~~44

D. Distributions on Account of Secondary Liability Claims	~~43~~44

E. Disputed Claims Reserve	~~43~~44

F. Distributions Free and Clear	~~44~~45

G. Setoffs	~~44~~45

H. Delivery of Distributions and Undeliverable or Unclaimed Distributions	~~45~~46

1. Delivery of Distributions	~~45~~46

2. De Minimis Distributions	~~46~~47

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3. Undeliverable or Unclaimed Distributions Held by the Disbursing Agent	~~46~~47

4. Time Bar to Cash Payment Rights	~~46~~47

I. Other Provisions Applicable to Distributions in All Classes	~~46~~48

1. Post-petition Interest	~~46~~48

2. Compliance with Tax Requirements	~~47~~48

3. Allocation of Distributions	~~47~~49

J. Claims Register	~~48~~49

K. Exemption from Certain Taxes and Fees	~~48~~49

L. Exemption from Securities Laws	~~48~~50

VII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS	~~49~~50

A. Treatment of Disputed Claims	~~49~~50

B. Objections to Claims	~~49~~50

1. Authority to Prosecute, Settle and Compromise	~~49~~50

2. Application of Bankruptcy Rules	~~49~~51

3. Expungement or Adjustment of Claims Without Objection	~~49~~51

4. Deadline to File Objections to Claims	~~50~~51

5. Claims Estimation	~~50~~51

VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	~~51~~52

A. Rejection of Executory Contracts and Unexpired Leases	~~51~~52

1. Rejection	~~51~~52

2. Approval of Rejection of Executory Contracts and Unexpired Leases	~~51~~52

3. Bar Date for Rejection Damages	~~51~~52

B. Contracts and Leases Entered Into After the Applicable Petition Date	~~51~~52

C. Insurance Policies	~~52~~53

D. Pre-existing Obligations to the Debtors Under Executory Contracts and Unexpired Leases	~~52~~53

E. Payments Related to the Assumption of Executory Contracts and Unexpired Leases	~~52~~53

1. Assumption Generally	~~52~~53

2. Approval of Assumptions and Procedures	~~53~~54

IX. LIQUIDATING TRUST	~~54~~55

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A. Execution of Liquidating Trust Agreement	~~54~~55

B. Purpose of the Liquidating Trust	~~54~~55

C. Liquidating Trust Assets	~~55~~56

D. Administration of the Liquidating Trust	~~55~~56

E. Liquidating Trustee’s Tax Power for Debtors	~~55~~56

F. Investments of Available Cash	~~55~~56

G. Distribution of Available Cash on Account of Liquidating Trust Interests	~~55~~56

H. Federal Income Tax Treatment of Liquidating Trust	~~56~~57

I. Tax Reporting	~~56~~57

J. Dissolution of a Liquidating Trust	~~57~~58

X. ACCEPTANCE, CONFIRMATION, VOTING, AND EFFECTIVE DATE OF THIS PLAN	~~58~~59

A. Acceptance of this Plan	~~58~~59

B. Confirmation	~~58~~59

1. Confirmation Hearing	~~58~~59

2. Confirmation Without Acceptance by All Impaired Classes	~~59~~60

C. Voting	~~60~~61

1. Voting of Claims and Interests	~~60~~61

2. Elimination of Vacant Classes	~~60~~61

3. Presumed Acceptance by Non-Voting Classes	~~60~~61

4. Controversy Concerning Impairment	~~60~~61

5. Special Provision Governing Unimpaired Claims	~~61~~62

D. Effective Date of this Plan	~~61~~62

1. Conditions to the Effective Date	~~61~~62

2. Waiver of Conditions to the Effective Date	~~62~~63

3. Effect of Nonoccurrence of Conditions to the Effective Date	~~62~~63

4. Request for Waiver of Stay of Confirmation Order	~~62~~63

XI. EFFECTS OF CONFIRMATION	~~63~~64

A. Vesting of Assets	~~63~~64

B. Binding Effect	~~63~~64

C. Resolution of Intercompany Claims	~~63~~64

D. Injunction	~~63~~64

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XII. RETENTION OF JURISDICTION	~~64~~65

XIII. MISCELLANEOUS PROVISIONS	~~66~~67

A. Modification of this Plan	~~66~~67

B. Plan Supplement and Additional Documents	~~66~~67

C. Revocation of this Plan	~~67~~68

D. Severability of Plan Provisions	~~67~~68

E. Post-Effective Date Reporting	~~67~~68

F. Preservation of Documents	~~68~~69

G. Issuance of New Securities	~~68~~69

H. Dissolution of the Committee	~~68~~69

I. Successors and Assigns	~~69~~70

J. Service of Documents	~~69~~70

K. Plan Controls	~~70~~71

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INTRODUCTION

The Creditor Co-Proponents and the Chapter 11 Trustee (collectively, the “Plan Proponents”) hereby respectfully propose the following amended and restated joint plan of liquidation pursuant to chapter 11 of the Bankruptcy Code for the resolution of outstanding Claims against and Interests in the Debtors. A discussion of the Debtors’ background, organizational structure, business operations, capital structure, and events leading to the commencement of the Chapter 11 Cases, as well as a summary and description of this Plan and certain related matters, is set forth in the Disclosure Statement. There also are other agreements and documents, which shall be Filed with the Bankruptcy Court, that are referenced in this Plan or the Disclosure Statement and that shall be available for review. The Plan Proponents are the proponents of this Plan under § 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING. NO MATERIALS OTHER THAN THE DISCLOSURE STATEMENT AND THE SCHEDULES AND EXHIBITS ATTACHED THERETO, IN THE FORM APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

A.	Defined Terms

As used in this Plan, capitalized terms have the meanings set forth in this Article I. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules (as each such term is defined below), shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1. “Administrative Claim” means a Claim against a Debtor or its Estate arising on or after the applicable Petition Date and prior to the Effective Date (except as set forth in clauses (c) and (d) herein) for a cost or expense of administration in the Chapter 11 Cases that is entitled to priority or superpriority under §§ 364(c)(1), 365, 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the applicable Petition Date and through the Effective Date of preserving the Estates and liquidating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under §§ 330(a) or 331 of the Bankruptcy Code, including Professional Fee Claims; (c) Creditor Co-Proponents Fee/Expense Claims; (d) Indenture Trustee Fee/Expense Claims; (e) any Allowed Claims for reclamation under § 546(c)(1) of the Bankruptcy Code that are not determined to be invalid or without value

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104. “Non-debtor Foreign Subsidiary” means each of the foreign-domiciled direct or indirect subsidiaries of Holdings Ltd. The Non-debtor Foreign Subsidiaries are listed on Exhibit I.A.104.

105. “Non-debtor U.S. Subsidiary” means each of the U.S. domiciled Affiliates that are managed and controlled directly or indirectly by Holdings Ltd. other than: (i) the Debtors and (ii) MFGI. The Non-debtor U.S. Subsidiaries are listed on Exhibit I.A.105.

106. “Notes” means, collectively: (a) the 1.875% Convertible Senior Notes due 2016, (b) the 9.00% Convertible Senior Notes due 2038, (c) the 3.375% Convertible Senior Notes due 2018, and (d) the 6.25% Senior Notes due 2016, each as issued under the Indentures.

107. “Notes Claim” means any Claim against Holdings Ltd. for principal and interest under or evidenced by the Notes.

108. “Person” shall have the meaning set forth in § 101(41) of the Bankruptcy Code.

109. “Petition Date” means the following dates on which the Debtors Filed petitions for relief under chapter 11 of the Bankruptcy Code: (i) October 31, 2011 for the Initial Debtors; (ii) December 19, 2011 for the Unregulated Debtors; and (iii) March 2, 2012 for MFG Holdings USA.

110. “Plan” means this amended and restated plan of liquidation for the Debtors, and all Exhibits attached hereto or referenced herein, as the same may be further amended, modified or supplemented from time to time.

111. “Plan Administration Expenses” means any and all reasonable fees, costs and expenses incurred by the Plan Administrator (or any Disbursing Agent, Person, Entity or professional engaged by the Plan Administrator to effect Distributions or otherwise assist the Plan Administrator with its duties under this Plan, including the Indenture Trustee) in connection with any of its duties under this Plan, including, without limitation, (i) any administrative fees, (ii) attorneys’ or other professionals’ fees and expenses of the Plan Administrator and the Director Selection Committee, (iii) insurance fees, (iv) taxes, (v) escrow expenses, (vi) fees payable under 28 U.S.C. § 1930, (vii) costs associated with any maintenance, liquidation and administration of any going concern as part of the wind down of such going concern business operations, (viii) costs to maintain certain assets while they are held for sale, and (ix) fees incurred in connection with the making of Distributions.

112. “Plan Administration Expenses Reserve Amount” means the aggregate estimated amount of Plan Administration Expenses through the Closing Date, which shall be reserved in Cash by the Plan Administrator.

113. “Plan Administrator” means Holdings Ltd. pursuant to the authority granted in Section IV.C of this Plan.

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d. Impairment and Voting: Classes 4A, 4B and 4F are Impaired. Each Holder of an Allowed Class 4A, 4B or 4F Convenience Claim is entitled to vote to accept or reject this Plan.

6. Liquidity Facility Unsecured Claims Against Holdings Ltd. (Class 5A)

a. Classification: Class 5A consists of all Liquidity Facility Unsecured Claims Filed against Holdings Ltd.

b. Allowance: The Class 5A Liquidity Facility Unsecured Claims shall be Allowed in the aggregate amount of $1,148,087,718 plus, to the extent such Class 5A Liquidity Facility Unsecured Claims constitute pre-petition claims, any accrued and accruing interest, fees, costs and expenses payable pursuant to the Liquidity Facility; provided, however, that the Class 5A Liquidity Facility Unsecured Claims shall be ~~reduced~~increased to the extent and only to the extent that the JPMorgan Secured Setoff Claims ~~shall~~ have not been applied by JPMorgan to reduce the principal amount of the Liquidity Facility Unsecured Claims. The notice provisions of paragraph 6(f) of the Cash Collateral Order and all such required notices under paragraph 6(f) of the Cash Collateral Order shall be extended to the Plan Proponents. Upon receipt of any such notice, and provided that the amount of setoffs subject to the notice provision shall have exceeded $4 million, all Holders of Allowed Class 5A Liquidity Facility Unsecured Claims, and after the Effective Date the Plan Administrator in the exercise of the rights of the Debtors, shall have 5 business days to file an objection in the Bankruptcy Court to the exercise of such setoffs and/or the application of the amount of such setoffs in reduction of the JPMorgan Secured Setoff Claim, which retains jurisdiction to adjudicate such objection. If an objection is filed, JPMorgan shall not effectuate the setoff until the earlier of (i) the date the objection is resolved by entry of an order of the Bankruptcy Court or such other Court of competent jurisdiction, or written agreement of the objecting party; and (ii) 20 days following the filing of the objection, provided however, that all of the foregoing is without prejudice to the rights of any party to seek injunctive relief with respect to the proposed setoff and without prejudice to the rights of JPMorgan to oppose such relief.

c. Treatment: Each Holder of an Allowed Class 5A Liquidity Facility Unsecured Claim shall receive on or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of Holdings Ltd.’s Available Cash until such Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D.

d. Impairment and Voting: Class 5A is Impaired. The Holders of the Class 5A Liquidity Facility Unsecured Claims are entitled to vote to accept or reject this Plan.

7. Liquidity Facility Unsecured Claims Against Finance USA (Class 5B)

a. Classification: Class 5B consists of all Liquidity Facility Unsecured Claims Filed against Finance USA.

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b. Allowance: The Class 5B Liquidity Facility Unsecured Claims shall be Allowed in the aggregate amount of $1,148,087,718 plus, to the extent such Class 5B Liquidity Facility Unsecured Claims constitute pre-petition claims, any accrued and accruing interest, fees, costs and expenses payable pursuant to the Liquidity Facility; provided, however, that the Class 5B Liquidity Facility Unsecured Claims shall be ~~reduced~~increased to the extent and only to the extent that the JPMorgan Secured Setoff Claims ~~shall~~ have not been applied by JPMorgan to reduce the principal amount of the Liquidity Facility Unsecured Claims. The notice provisions of paragraph 6(f) of the Cash Collateral Order and all such required notices under paragraph 6(f) of the Cash Collateral Order shall be extended to the Plan Proponents. Upon receipt of any such notice, and provided that the amount of setoffs subject to the notice provision shall have exceeded $4 million, all Holders of Allowed Class 5B Liquidity Facility Unsecured Claims, and after the Effective Date the Plan Administrator in the exercise of the rights of the Debtors, shall have 5 business days to file an objection in the Bankruptcy Court to the exercise of such setoffs and/or the application of the amount of such setoffs in reduction of the JPMorgan Secured Setoff Claim, which retains jurisdiction to adjudicate such objection. If an objection is filed, JPMorgan shall not effectuate the setoff until the earlier of (i) the date the objection is resolved by entry of an order of the Bankruptcy Court or such other Court of competent jurisdiction, or written agreement of the objecting party; and (ii) 20 days following the filing of the objection, provided however, that all of the foregoing is without prejudice to the rights of any party to seek injunctive relief with respect to the proposed setoff and without prejudice to the rights of JPMorgan to oppose such relief.

c. Treatment: Each Holder of an Allowed Class 5B Liquidity Facility Unsecured Claim shall receive on or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of Finance USA’s Available Cash until such Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D.

d. Impairment and Voting: Class 5B is Impaired. The Holders of the Class 5B Liquidity Facility Unsecured Claims are entitled to vote to accept or reject this Plan.

8. General Unsecured Claims Against Holdings Ltd. (Class 6A)

a. Classification: Class 6A consists of all General Unsecured Claims against Holdings Ltd.

b. Treatment: Except to the extent that a Holder of an Allowed Class 6A Claim agrees to less favorable treatment, each Holder of an Allowed Class 6A General Unsecured Claim shall receive on or as soon as reasonably practicable after the Effective Date, and from time to time thereafter in accordance with Section VI.B of this Plan, its Pro Rata Share of Holdings Ltd.’s Available Cash until each Holder receives up to one hundred percent (100%) of its Allowed Claim and, if applicable, post-petition interest in accordance with Section VI.I but subject to the limitations in Section VI.D. The Class 6A Claim Filed by the Indenture Trustee for the Notes Claim shall be Allowed in the amount of $1,027,548,593.45.

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d. Non-Transferable: The continuing rights of Holders of Class 9A Common Interests (including through their interest in the Plan Trust Stock or otherwise) shall be nontransferable except by operation of law; provided, however, that the Holdings Ltd. board of directors may in its discretion authorize the transfer of such rights.

e. Impairment and Voting: Class 9A is Impaired. The Plan Proponents have determined not to solicit the votes of the Holders of Allowed Class 9A Common Interests and such Holders shall be conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

13. Common Interests in Debtors Other than Holdings Ltd. (Class 9B through 9F)

a. Classification: Classes 9B, 9C, 9D, 9E and 9F consist of all Common Interests in Finance USA, MFG Capital, FX Clear, MFG Market Services and MFG Holdings USA.

b. Treatment: Common Interests in each of the Debtors other than Holdings shall be cancelled if and when the applicable Debtor is dissolved in accordance with Section V.D.3 of this Plan. Each Holder of a Common Interest shall neither receive nor retain any Property of the Estate on account of such Common Interests; provided, however, the Holder of an Allowed Common Interest shall receive the respective Debtor’s Available Cash remaining after all Allowed Claims in Classes 4, 5, 6 and 7 have been satisfied in full pursuant to this Plan.

c. Impairment and Voting: Classes 9B, 9C, 9D, 9E and 9F are Impaired. Each Holder of an Allowed Class 9B, 9C, 9D, 9E and 9F Common Interest is Impaired and is entitled to vote to accept or reject this Plan.

C. Treatment of Intercompany Claims

As noted in Section IV.A of the Disclosure Statement, certain of the Debtors have Claims against certain of the other Debtors. The Creditor Co-Proponents recognize that there may be arguments by which certain parties in interest may seek to challenge the allowability of certain or all of the Intercompany Claims. The Creditor Co-Proponents are of the unanimous business judgment that all of such Intercompany Claims should be Allowed after mutual setoffs as set forth in Section IV.A of the Disclosure Statement, except that the amount of the Holdings Ltd. Intercompany Claim identified in Section IV.A of the Disclosure Statement shall be changed from $1,887,003,995 to $1,886,930,980. Accordingly, this Plan incorporates a settlement (the “Interco Settlement”), by and among all of the Debtors, which provides that: (i) the Intercompany Claims shall be Allowed after mutual setoffs as set forth in Section IV.A of the Disclosure Statement without further reduction, setoff, or counterclaim of any kind; and (ii) entry of the Confirmation Order shall be deemed to be approval of the Interco Settlement such that no objection by any party in interest to any Intercompany Claim, as set forth in Section IV.A of the Disclosure Statement, shall be cognizable on or after the Effective Date.

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If a Disputed Claim is disallowed by Final Order, the amount reserved on account of such Disputed Claim shall become Available Cash. To the extent that a Disputed Claim becomes an Allowed Claim in an amount less than the amount reserved with respect to such Claim, the difference between the amount reserved on account of such Disputed Claim and the amount actually distributed on account of such Disputed Claim shall become Available Cash.

Nothing in this Section VI.E of this Plan shall preclude any Holder of a Disputed Claim from seeking, on notice to the Plan Administrator, an order of the Bankruptcy Court to increase the amount reserved for such Holder’s Disputed Claim.

Unless otherwise ordered by the Bankruptcy Court, the Disputed Claims Reserve Amount shall not be used on behalf of or for the benefit of a Debtor for Plan Administration Expenses or any purpose other than as set forth in this Section VI.E. If the Plan Administrator determines that the value of a Debtor’s Property of the Estate (other than such Debtor’s Available Cash) exceeds the amount necessary to fund the Disputed Claims Reserve Amount for such Debtor, the Plan Administrator may release Cash to make Distributions to Holders of Allowed Claims and, in lieu thereof, retain such Debtor’s non-Cash Property of the Estate to satisfy its Disputed Claims, should such Claims become Allowed Claims. To effectuate the foregoing, the Plan Administrator must obtain Bankruptcy Court approval, on proper notice to all Holders of Disputed Claims against such Debtor.

F. Distributions Free and Clear

Except as otherwise provided herein, any Distributions under this Plan shall be free and clear of any Liens, Claims and encumbrances, and no other Entity, including the Debtors or the Plan Administrator, shall have any interest (legal, beneficial or otherwise) in Property of the Estate distributed pursuant to this Plan.

G. Setoffs

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, all Claims in Classes 3A, 3B, 5A and 5B shall be deemed Allowed and neither such Allowed Claims nor any Distributions in respect thereof shall be subject to defense, setoff, counterclaim, or reduction. Subject to and without limiting the foregoing, nothing in the Revised Interco Settlement shall alter, amend, or prejudice the rights, remedies, claims, objections or defenses of any party in interest (including JPMorgan, the Debtors, or the Plan Administrator as successor to the Debtors pursuant to the Plan) under or in respect of the Cash Collateral Order or in respect of any actions taken in connection therewith, including (without limitation) any setoff by JPMorgan against any Cash Collateral (as defined therein) or the application of payments in reduction of the JPMorgan Secured Setoff Claim. The Plan Administrator, pursuant to § 553 of the Bankruptcy Code or applicable non-bankruptcy law, may set off against any Allowed Claim and the Distributions to be made pursuant to this Plan on account of such Claim (before any Distribution is made on account of such Claim) the claims, rights and Causes of Action of any nature that the Plan Administrator may assert on behalf of a Debtor against the Holder of such Claim; provided, however, that neither the failure to effect a setoff nor the allowance of any Claim pursuant to the terms of this Plan shall constitute a waiver or release by the Plan

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Counsel to the Chapter 11	Brett H. Miller
Trustee, Co- Proponent	Melissa A. Hager
Craig A. Damast
John A. Pintarelli
William M. Hildbold
MORRISON & FOERSTER LLP
1290 Avenue of the Americas
New York, New York 10104
Telephone: (212) 468-8000
Facsimile: (212) 468-7900

Counsel to the Committee	Martin J. Bienenstock
Michael P. Kessler
Irena M. Goldstein
PROSKAUER ROSE LLP
Eleven Times Square
New York, NY 10036-8299
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

U.S. Trustee	Brian Masumoto
OFFICE OF THE UNITED STATES TRUSTEE
33 Whitehall Street, Suite 2100
New York, NY 10004
Telephone: (212) 510-0500

K. Plan Controls

IN THE EVENT AND TO THE EXTENT THAT ANY PROVISION OF THIS PLAN IS INCONSISTENT WITH THE PROVISIONS OF THE DISCLOSURE STATEMENT, THE PROVISIONS OF THIS PLAN SHALL CONTROL AND TAKE PRECEDENCE.

Dated: ~~February 20~~April 1, 2013	Respectfully submitted,

THE PLAN PROPONENTS:

BARCLAYS CAPITAL

	By:	/s/ Dan Crowley
Dan Crowley
Managing Director

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CYRUS CAPITAL PARTNERS, L.P., in its capacity as Investment Manager

By:	/s/ David Milich
David Milich Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ray Costa
Ray Costa Managing Director

KNIGHTHEAD CAPITAL MANAGEMENT, LLC
on behalf of funds and certain accounts it manages

By:	/s/ Laura L. Torrado
Laura L. Torrado General Counsel

P SCHOENFELD ASSET MANAGEMENT LP

By:	/s/ Martha Mensoian
Martha Mensoian General Counsel

~~Various funds managed by POINTSTATE CAPITAL~~

~~By:~~	~~/s/ William J. Fenrich~~
~~William J. Fenrich Managing Director and General Counsel~~

THE ROYAL BANK OF SCOTLAND PLC,
By:	RBS Securities Inc., its agent

By:	/s/ Jeff Farkas
Jeff Farkas Managing Director